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Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended July 31, 2005**

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Income: $26,598
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: August 25, 2005

/s/ SCOTT D. MACDONALD Scott D. Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*
Refer to Schedule VI for a listing of Debtors by Case Number.

**
All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report. The presentation in this Monthly Operating Report reflects the restatement of the Company's (as defined herein) books and records and the correction of misapplications of generally accepted accounting principles in the United States of America ("GAAP") that occurred during the time period when members of the family of John J. Rigas ("Rigas Family") held all of the senior executive positions at Adelphia Communications Corporation ("Adelphia") and constituted five of the nine members of the board of directors of Adelphia (collectively, "Rigas Management"). Thus, the presentation in this Monthly Operating Report may not be comparable to Monthly Operating Reports for months prior to December 31, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except share data)

July 31, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$290,068
Restricted cash	25,962
Accounts receivables, net	109,856
Other current assets	184,049

Total current assets	609,935

Noncurrent assets:
Restricted cash	3,084
Investments in equity affiliates	227,210
Receivable from Non-Filing Entities	772,666
Property and equipment, net	4,269,707
Intangible assets, net	7,332,194
Other noncurrent assets, net	80,638

Total assets	$13,295,434

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$96,024
Subscriber advance payments and deposits	30,944
Accrued liabilities	530,435
Deferred income	25,966
Current portion of parent and subsidiary debt	746,872

Total current liabilities	1,430,241

Noncurrent liabilities:
Other liabilities	34,890
Deferred income	64,972
Deferred income taxes	864,414

Total noncurrent liabilities	964,276
Liabilities subject to compromise	18,464,637

Total liabilities	20,859,154

Minority's interest in equity of subsidiary	86,432
Stockholders' equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,567,026
Accumulated other comprehensive income	28
Accumulated deficit	(17,192,214)
Treasury stock, at cost	(27,937)

Total stockholders' equity	(7,650,152)

Total liabilities and stockholders' equity	$13,295,434

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended July 31, 2005	Thirty-seven Months Ended July 31, 2005
Revenue	$344,526	$11,539,782
Cost and expenses:
Direct operating and programming	209,816	7,464,438
Selling, general and administrative	31,934	869,822
Investigation, re-audit and sale transaction costs	1,994	221,645
Depreciation and amortization	74,184	3,474,737
Impairment of long-lived assets	—	2,096,913
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets, net	—	(8,595)

Total costs and expenses	317,928	14,174,888

Operating income (loss)	26,598	(2,635,106)
Other expense:
Interest expense, net of amounts capitalized (contractual interest expense was $112,950 and $3,660,863 during July 2005 and during the thirty-seven months ended July 31, 2005, respectively)	(46,023)	(1,314,870)
Impairment of cost and available for sale investments	—	(18,282)
Other income (expense), net	5,954	(374,079)

Total other expense, net	(40,069)	(1,707,231)
Loss from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority's interest	(13,471)	(4,342,337)
Reorganization expenses due to bankruptcy	(7,090)	(257,558)

Loss from continuing operations before income taxes, share of losses of equity affiliates and minority's interest	(20,561)	(4,599,895)
Income tax expense	—	(328,624)
Share of losses of equity affiliates, net	(317)	(123,123)
Minority's interest in loss of subsidiary	940	76,283

Loss from continuing operations	(19,938)	(4,975,359)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(128,749)

Net loss	(19,938)	(5,104,108)
Beneficial conversion feature	—	(19,419)

Net loss applicable to common stockholders	$(19,938)	$(5,123,527)

Basic and diluted loss per weighted average share of common stock	$(0.08)	$(20.19)

Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended July 31, 2005	Thirty-seven Months Ended July 31, 2005
Cash flows from operating activities:
Net loss	$(19,938)	$(5,104,108)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	74,184	3,474,737
Impairment of long-lived assets	—	2,096,913
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets	—	(8,595)
Amortization of debt issuance costs	274	110,272
Impairment of cost and available-for-sale investments	—	18,282
Provision for settlements	—	447,308
Reorganization expenses due to bankruptcy	7,090	257,558
Deferred tax expense	—	351,082
Share of losses of equity affiliates, net	317	123,123
Minority's interest in loss of subsidiary	(940)	(76,283)
Other noncash gains	—	(2,354)
Depreciation, amortization and other non-cash items from discontinued operations	—	89,268
Change in operating assets and liabilities	(4,439)	(132,150)

Net cash provided by operating activities before payment of reorganization expenses	56,548	1,700,981
Reorganization expenses paid during the period	(4,854)	(239,354)

Net cash provided by operating activities	51,694	1,461,627

Cash flows from investing activities:
Expenditures for property, plant and equipment	(91,606)	(1,943,004)
Change in restricted cash	2,218	(26,918)
Other	1,932	135,106

Net cash used in investing activities	(87,456)	(1,834,816)

Cash flows from financing activities:
Proceeds from debt	23,000	1,870,750
Repayments of debt	(3,914)	(1,234,590)
Payment of debt issuance costs	—	(111,250)

Net cash provided by financing activities	19,086	524,910

Change in cash and cash equivalents	(16,676)	151,721
Cash and cash equivalents, beginning of period	306,744	138,347

Cash and cash equivalents, end of period	$290,068	$290,068

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Background and Basis of Presentation

        Adelphia and its consolidated subsidiaries (collectively, the "Company") are engaged primarily in the cable television business. The cable systems owned by the Company are located in 31 states and Brazil. In June 2002, Adelphia and substantially all of its domestic subsidiaries (the "Debtors") filed voluntary petitions to reorganize (the "Chapter 11 Cases") under Chapter 11 of Title 11 ("Chapter 11") of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Adelphia has entered into definitive agreements with Time Warner NY Cable LLC ("TW NY") and Comcast Corporation ("Comcast") providing for the sale of substantially all of the Company's U.S. assets. For additional information, see Note 2.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. All inter-entity transactions between the Debtors are eliminated. The Non-Filing Entities as of July 31, 2005 include Palm Beach Group Cable, Inc., Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda and STV Communications. As of and for the month ended July 31, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include the Rigas Family Entities (defined below).

        These consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and do not purport to show, reflect or provide for the consequences of the Debtors' Chapter 11 reorganization proceedings. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities; (ii) as to pre-petition liabilities, the amounts at which claims or contingencies may be settled, or the status and priority thereof; (iii) as to stockholders' equity accounts, the effect of any changes that may be made in the capitalization of the Company; or (iv) as to operations, the effect of any changes that may be made in its business.

        In May 2002, certain Rigas Family members resigned from their positions as directors and executive officers of the Company. In addition, although the Rigas Family owned common stock with a majority of the voting power in Adelphia, the Rigas Family has not been able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the "Rigas Family Entities"). The Rigas Family Entities include certain cable television entities owned by the Rigas Family that are subject to co-borrowing arrangements with the Company (the "Rigas Co-Borrowing Entities"), as well as other Rigas Family entities (the "Other Rigas Entities"). Pursuant to the Consent Order of Forfeiture entered by the United States District Court for the Southern District of New York (the "District Court") on June 8, 2005 (the "Forfeiture Order"), all right, title and interest of the Rigas Family and the Rigas Family Entities in the Rigas Co-Borrowing Entities, other than Coudersport Television Cable Co. ("Coudersport") and Bucktail Broadcasting Corporation ("Bucktail"), certain specified real estate and any securities of the Company were forfeited to the United States on June 8, 2005, and such assets and securities are expected to be conveyed to the Company pursuant to an agreement between the Company and United States Attorney's Office for the Southern District of New York (the "U.S. Attorney") dated April 25, 2005 (the "Non-Prosecution Agreement") discussed in Note 7. The Company cannot, however, predict this with certainty as the judge overseeing the forfeiture proceedings will determine whether there are any superior third-party ownership interests in any of such assets and securities.

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

would typically be applied to financial information presented in accordance with GAAP. The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

        The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission ("SEC") on December 23, 2004 ("2003 Annual Report"). A copy of the 2003 Annual Report is available on the Company's website, www.adelphia.com. The Company has not completed the preparation of financial statements for periods subsequent to December 31, 2003 and is reviewing its books and records and other information on an on going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. For example, the accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2: Bankruptcy Proceedings and Sale of Assets of the Company

Overview

        On June 25, 2002 ("Petition Date"), the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On June 10, 2002, Century Communications Corporation ("Century"), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11. The Debtors, which include Century, are currently operating their business as debtors-in-possession under Chapter 11.

        On July 11, 2002, a statutory committee of unsecured creditors (the "Creditors' Committee") was appointed, and on July 31, 2002, a statutory committee of equity holders (the "Equity Committee" and, together with the Creditors' Committee, the "Committees") was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors' plan of reorganization. Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereto (the "Solicitation Period"). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. The Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding this request. The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. No hearing has been scheduled.

        On February 25, 2004, the Debtors filed their proposed Joint Plan of Reorganization (the "Stand-Alone Plan"), which contemplated their emergence from bankruptcy as a stand-alone entity, and related Disclosure Statement with the Bankruptcy Court. On April 22, 2004, Adelphia announced that it intended to pursue a sale of the Company while simultaneously pursuing the Stand-Alone Plan. On September 21, 2004, Adelphia formally launched its sale process in which potential bidders were invited to submit preliminary indications of interest in Adelphia and its subsidiaries or one or more Company-designated clusters of cable systems. On November 1, 2004, Adelphia, based on the non-binding indications of interest, invited qualified bidders to further participate in the sale process and to submit final legally binding bids in accordance with the bidding procedures approved by the Bankruptcy Court. Final bids were due January 31, 2005. Adelphia received a number of bids that relate to the acquisition or recapitalization of the Company, in its entirety, or the acquisition of one or more clusters of assets.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On February 4, 2005, the Debtors filed their proposed First Amended Joint Plan of Reorganization and related First Amended Disclosure Statement with the Bankruptcy Court. This plan contemplated the possibility of either: (i) emergence from bankruptcy as a stand-alone entity; (ii) distribution of proceeds resulting from a sale or other corporate transaction involving one or more companies in addition to the Debtors; or (iii) emergence from bankruptcy as part of a stand-alone entity after having sold certain clusters of cable systems and distributed the proceeds of such sales.

        On June 25, 2005, the Debtors filed their proposed Second Amended Joint Plan of Reorganization (the "Plan") and related Second Amended Disclosure Statement (the "Disclosure Statement") with the Bankruptcy Court. The Plan contemplates, among other things, (i) consummation of the Sale Transaction (defined below) and (ii) distribution of the cash and Class A common stock (the "TWC Class A Common Stock") of Time Warner Cable, Inc. ("TWC") received pursuant to the Sale Transaction to the stakeholders of the Debtors in accordance with the Plan.

Sale of Assets

        Effective April 20, 2005, Adelphia entered into definitive asset purchase agreements with TW NY and Comcast, pursuant to which TW NY and Comcast will purchase substantially all of the Company's U.S. assets and assume certain of its liabilities (the "Sale Transaction"). Upon the closing of the Sale Transaction, Adelphia will receive approximately $12.7 billion in cash and shares of TWC Class A Common Stock, which, subject to certain exceptions relating to equity securities issued for fair consideration and pursuant to employee stock programs, and assuming the redemption of Comcast's interest in TWC, as described below, are expected to represent 16% of the outstanding equity securities of TWC as of the closing and to be listed on the New York Stock Exchange. The purchase price payable by TW NY and Comcast is subject to certain adjustments. TW NY is a subsidiary of TWC, the cable subsidiary of Time Warner Inc. ("Time Warner"). TWC and Comcast and certain of their affiliates have also agreed to swap certain cable systems and unwind Comcast's investments in TWC and Time Warner Entertainment Company, L.P., a subsidiary of TWC ("TWE"). The Sale Transaction does not include the Company's interest in Century/ML Cable Venture ("Century/ML Cable"), a joint venture that owns and operates cable systems in Puerto Rico, which Century and ML Media Partners, L.P. ("ML Media") separately agreed, on June 3, 2005, to sell to San Juan Cable, LLC. For additional information see Note 6.

        As part of the Sale Transaction, Adelphia has agreed to transfer to TW NY and Comcast the assets related to the cable systems that are nominally owned by the Rigas Co-Borrowing Entities and are managed by the Company (such Rigas Co-Borrowing Entities, the "Managed Cable Entities"). Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and the Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail) have been forfeited to the United States. Pursuant to the Non-Prosecution Agreement, the Company expects to obtain ownership of all of the Rigas Co-Borrowing Entities other than Coudersport and Bucktail (Coudersport and Bucktail together served approximately 5,000 subscribers in July 2005), and, accordingly, Adelphia expects to be able to transfer to TW NY and Comcast the assets of such Managed Cable Entities as part of the Sale Transaction. The Company cannot, however, predict this with certainty as the judge overseeing the forfeiture proceedings will determine whether there are any superior third-party ownership interests in any of such assets. If the Company is unable to transfer all of the assets of the Managed Cable Entities to Comcast and TW NY within 15 months of the Sale Transaction, the purchase price payable by Comcast would be reduced by an aggregate amount up to $600,000,000 and the purchase price payable by TW NY would be reduced by an aggregate amount of up to $390,000,000.

        Pursuant to a separate agreement, dated as of April 20, 2005, TWC, among other things, has guaranteed the obligations of TW NY under the asset purchase agreement between TW NY and Adelphia.

        Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, the Sale Transaction cannot be consummated. The closing of the Sale Transaction is also subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others:

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(i) receipt of applicable regulatory approvals, including the consent of the Federal Communications Commission (the "FCC") to the transfer of certain licenses and any applicable approvals of local franchising authorities to the change in ownership of the cable systems operated by the Company, to the extent not preempted by section 365 of the Bankruptcy Code; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the offer and sale of the shares of TWC Class A Common Stock to be issued in the Sale Transaction having been exempted from registration pursuant to an order of the Bankruptcy Court confirming the Plan or a no-action letter from the staff of the SEC, or a registration statement covering the offer and sale of such shares having been declared effective; (iv) the TWC Class A Common Stock to be issued in the Sale Transaction being freely tradable and not subject to resale restrictions, except in certain circumstances; (v) approval of the shares of TWC Class A Common Stock to be issued in the Sale Transaction for listing on the New York Stock Exchange; (vi) entry by the Bankruptcy Court of a final order confirming the Plan and, contemporaneously with the closing of the Sale Transaction, consummation of the Plan; (vii) satisfactory settlement by Adelphia of the claims and causes of action brought by the SEC and the investigations by the United States Department of Justice (the "DoJ"); (viii) the absence of any material adverse effect with respect to (a) TWC's business and (b) certain significant components of the Company's business (without taking into consideration any loss of subscribers by the Company's business (or the results thereof) already reflected in the projections specified in the asset purchase agreements or the purchase price adjustments); (ix) the number of eligible basic subscribers (as the term is used in the purchase agreements) served by the Company's cable systems as of a specified date prior to the closing of the Sale Transaction not being below an agreed upon threshold; (x) the absence of an actual change in law, or proposed change in law that has a reasonable possibility of being enacted, that would adversely affect the tax treatment accorded to the Sale Transaction with respect to TW NY; (xi) a filing of an election under Section 754 of the Internal Revenue Code of 1986, as amended, by each of Century-TCI California Communications, L.P., Parnassos Communications, L.P. and Western NY Cablevision L.P.; and (xii) the provision of certain audited and unaudited financial information by Adelphia.

        The closing under each purchase agreement is also conditioned on a contemporaneous closing under the other purchase agreement. However, pursuant to a letter agreement, dated as of April 20, 2005, and the asset purchase agreement between Adelphia and TW NY, TW NY has agreed to purchase the cable operations of Adelphia that Comcast would have acquired if Comcast's purchase agreement is terminated prior to closing as a result of the failure to obtain FCC or applicable antitrust approvals. In such event and assuming TW NY received such approvals, TW NY will pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast's allocable share of the liabilities of Century-TCI California Communications, L.P., Parnassos Communications, L.P. and Western NY Cablevision L.P., which shall not be less than $549,000,000 nor more than $600,000,000. Consummation of the Sale Transaction, however, is not subject to the consummation of the agreement by TWC, Comcast and certain of their affiliates to swap certain cable systems and unwind Comcast's investments in TWC and TWE, as described above. There is no assurance that TW NY can obtain the required FCC or applicable antitrust approvals for the transaction contemplated by the letter agreement.

        The purchase agreements with TW NY and Comcast contain certain termination rights for Adelphia, TW NY and Comcast, and further provide that, upon termination of the purchase agreements under specified circumstances, Adelphia may be required to pay TW NY a termination fee of approximately $353,000,000 and Comcast a termination fee of $87,500,000.

        The foregoing description of the terms of the Sale Transaction does not purport to be complete and is qualified in its entirety by reference to each of the definitive agreements for the Sale Transaction, which are attached as exhibits to Adelphia's Current Report on Form 8-K filed with the SEC on April 25, 2005. Certain fees are due to the Company's financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sales process. Such fees cannot be determined until the closing of the Sale Transaction.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Confirmation of Plan of Reorganization

        For the Plan to be confirmed and become effective, the Debtors must, among other things:

  •
  obtain an order of the Bankruptcy Court approving the Disclosure Statement as containing "adequate information;"

  •
  solicit acceptance of the Plan from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the Plan;

  •
  obtain an order from the Bankruptcy Court confirming the Plan; and

  •
  consummate the Plan.

        To complete these steps, the Bankruptcy Court must first hold a hearing to determine if the Disclosure Statement contains adequate information. Such hearing has been scheduled for September 20, 2005. Second, before it can issue a confirmation order, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted the Plan or (ii) the Plan meets the requirements of the Bankruptcy Code to confirm the Plan over the objections of dissenting classes. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code.

Pre-petition Obligations

        Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors' failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors' motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

        The ultimate amount of the Debtors' liabilities will be determined during the Debtors' claims resolution process. The Bankruptcy Court established a bar date of January 9, 2004 for filing proofs of claim against the Debtors' estates. A bar date is the date by which proofs of claim must be filed if a claimant disagrees with how its claim appears on the Debtors' Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. As of the bar date, approximately 17,000 proofs of claim asserting in excess of $3.2 trillion in claims had been filed, and as of August 15, 2005, approximately 18,000 proofs of claim asserting approximately $3.8 trillion in claims had been filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors' estimate of ultimate liability. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims. At present, the allowed amounts of such claims are not determinable, and the Debtors expect that the claims resolution process will take significant time to complete. As the amount of the allowed claims are determined, adjustments are recorded in liabilities subject to compromise and reorganization expenses due to bankruptcy.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Debtors have filed omnibus objections to certain of the claims, seeking to eliminate in excess of $2.7 trillion in claims, consisting primarily of duplicative claims. Approximately $11.6 billion of the claims addressed in certain objections were (i) reduced and allowed or (ii) disallowed and expunged by orders of the Bankruptcy Court entered on November 30, 2004, March 8, 2005 and June 21, 2005. A hearing on certain claims objections is scheduled for September 8, 2005. Certain other objections have been adjourned to allow the parties to continue to reconcile such claims. The Debtors have filed an additional omnibus objection, which seeks to eliminate, reduce and/or subordinate in excess of $900 billion of claims asserted against the Debtors by Leonard Tow and Claire Tow (together, the "Tows") and the various trusts that are controlled by the Tows. Simultaneously with the filing of such omnibus objection, the Company and certain other Debtors commenced an adversary proceeding in the Bankruptcy Court by filing a complaint against Leonard Tow seeking to: (i) avoid and recover certain unauthorized postpetition transfers and/or fraudulent transfers totaling approximately $14,000,000 (the "Avoidable Transfers"); (ii) disallow Leonard Tow's claims pending the return of Avoidable Transfers; and (iii) subordinate Leonard Tow's claims. Additional omnibus objections may be filed as the claims resolution process continues.

Debtor-in-Possession Credit Facility

        In order to provide liquidity following the commencement of the Chapter 11 Cases, the Debtors entered into a $1,500,000,000 debtor-in-possession credit facility (as amended, the "DIP Facility"). On May 10, 2004, the Debtors entered into a $1,000,000,000 extended debtor-in-possession credit facility (the "First Extended DIP Facility"), which amended and restated the DIP Facility in its entirety. On February 25, 2005, the Debtors entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the "Second Extended DIP Facility"), which amended and restated the First Extended DIP Facility in its entirety. For additional information, see Note 4.

Exit Financing Commitment

        On February 25, 2004, Adelphia executed a commitment letter and certain related documents pursuant to which a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000,000 in exit financing. Following the Bankruptcy Court's approval on June 30, 2004 of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses. In light of the agreements with TW NY and Comcast, on April 25, 2005, the Company informed the exit lenders of its election to terminate the exit financing commitment, which termination became effective on May 9, 2005. As a result of the termination, the Company recorded a charge of $58,267,000 during the second quarter of 2005, which represents previously unpaid commitment fees of $45,428,000, the nonrefundable fee of $10,000,000 and certain other expenses.

Going Concern

        As a result of the Company's filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Interest expense related to pre-petition liabilities subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

        The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including:

  •
  having a plan of reorganization confirmed by the Bankruptcy Court and it becoming effective;

  •
  obtaining substantial exit financing if the Sale Transaction is not consummated and the Company is to emerge from bankruptcy under a stand-alone plan, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;

  •
  obtaining consideration sufficient to settle pre-petition liabilities subject to compromise if the Sale Transaction is not consummated, the amount of which is not known at this time because the rights and claims of the Debtors' various creditors will not be known until the Bankruptcy Court confirms a plan of reorganization;

  •
  extending the Second Extended DIP Facility through the effective date of the Plan in the event the Sale Transaction is not consummated before the maturity date of the Second Extended DIP Facility. A failure to obtain an extension to the Second Extended DIP Facility would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;

  •
  remaining in compliance with the financial and other covenants of the Second Extended DIP Facility, including its limitations on capital expenditures and its financial covenants through the effective date of a plan of reorganization;

  •
  being able to successfully implement the Company's business plans, decrease basic subscriber losses and offset the negative effects that the Chapter 11 filing has had on the Company's business, including the impairment of customer and vendor relationships;

  •
  resolving material litigation;

  •
  renewing franchises; failure to do so will result in reduced operating results and potential impairment of assets;

  •
  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

  •
  motivating and retaining key executives and employees.

Presentation

        For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. Liabilities

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

subject to compromise consist of the following (amounts in thousands):

July 31, 2005
Parent and subsidiary debt	$11,560,684
Parent and subsidiary debt under co-borrowing credit facilities	4,576,375
Accounts payable	945,943
Accrued liabilities	1,232,841
Series B Preferred Stock	148,794

Liabilities subject to compromise	$18,464,637

        The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208,000) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the issuance costs for the Company's redeemable preferred stock was also terminated at the Petition Date. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

Reorganization Expenses due to Bankruptcy and Investigation, Re-audit and Sale Transaction Costs

        Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid upon the Company's emergence from bankruptcy to third party financial advisors retained by the Company and the Committees in connection with the Chapter 11 Cases. Currently, these success fees are estimated to be between $21,500,000 and $34,950,000 in the aggregate. In addition, certain executives of the Company are eligible to receive equity awards of Adelphia stock with a minimum aggregate fair value of $17,000,000 upon the Debtors' emergence from bankruptcy. Such awards may be increased up to a maximum aggregate value of $25,500,000 at the discretion of Adelphia's Board of Directors. As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards has been recorded in the accompanying consolidated financial statements.

        The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of the Rigas Management and related efforts to comply with applicable laws and regulations. These expenses include the additional audit fees incurred for the years ended December 31, 2001 and prior, as well as legal fees, special investigation and forensic consultant fees of the Company, a special committee of the Board and employee retention costs. These expenses have been included in investigation and re-audit related fees in the accompanying consolidated statements of operations.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Impairment of Long-Lived Assets

        A summary of impairment charges for long-lived assets is set forth below (amounts in thousands):

Thirty-seven months ended July 31, 2005
Intangible assets, net (a)	$2,047,157
Other assets—Convergence (b)	49,756

Impairment of long-lived assets	$2,096,913

(a) Intangible assets, net

        As a result of the Debtors' Chapter 11 filing, the Company performed an evaluation of the carrying amounts of goodwill and franchise rights in accordance with SFAS No. 142 and an evaluation of long-lived assets in accordance with SFAS No. 144, as of June 30, 2002. As a result of these evaluations, the Company recorded impairment charges to write-down goodwill by $755,905,000 and franchise rights by $1,212,860,000 to their respective estimated fair values. The Petition Date of the Chapter 11 filing substantially coincided with the Company's annual impairment testing date.

        The Company, as a result of its annual impairment test, recorded additional impairments of $77,751,000 and $641,000 in 2004 and 2003, respectively, related to franchise rights.

(b) Other Assets

        "Convergence" was an internal operations, call center and billing system that the Company began developing in 1998. After a careful evaluation of the functionality and usability of Convergence, the Company decided in 2002 not to pursue continued deployment and terminated additional funding for and abandoned the system. As a result of this decision, the Company recognized an impairment charge during 2002 to write-off all capitalized costs associated with Convergence.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Debt

        The carrying value of the Company's debt is summarized below as of July 31, 2005 (amounts in thousands):

Current portion of parent and subsidiary debt:
Secured:
Second Extended DIP Facility (a)	$722,352
Capital lease obligations	24,511
Unsecured other subsidiary debt	9

Current portion of parent and subsidiary debt	$746,872

Liabilities subject to compromise
Parent debt—unsecured: (b)
Senior notes	$4,767,565
Convertible subordinated notes (c)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847

Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	2,240,313
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	121,523

Total subsidiary debt	4,774,211

Deferred financing fees	(134,208)

Parent and subsidiary debt before Co-Borrowing Facilities (Note 2)	11,560,684

Co-Borrowing Facilities (d) (Note 2)	4,576,375

(a) Second Extended DIP Facility

        In connection with the Chapter 11 filings, Adelphia and certain of its subsidiaries (the "Loan Parties") entered into the $1,500,000,000 DIP Facility. On May 10, 2004, the Loan Parties entered into the $1,000,000,000 First Extended DIP Facility, which superceded and replaced in its entirety the DIP Facility. On February 25, 2005, the Loan Parties entered into the $1,300,000,000 Second Extended DIP Facility, which superceded and replaced in its entirety the First Extended DIP Facility. The Second Extended DIP Facility was approved by the Bankruptcy Court on February 22, 2005 and closed on February 25, 2005.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Second Extended DIP Facility matures upon the earlier of March 31, 2006 and the occurrence of certain other events, as described in the Second Extended DIP Facility. The Second Extended DIP Facility consists of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan. The proceeds from the borrowings under the Second Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Second Extended DIP Facility. The Second Extended DIP Facility is secured with a first priority lien on all of the Loan Parties' unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Second Extended DIP Facility is 1.25% per annum in the case of Alternate Base Rate loans and 2.25% per annum in the case of Adjusted LIBOR Rate loans. In addition, under the Second Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan is 0.50% per annum.

        In connection with the closing of the Second Extended DIP Facility, on February 25, 2005, the Loan Parties borrowed an aggregate of $578,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness outstanding under the First Extended DIP Facility, including accrued and unpaid interest, and certain fees and expenses. In addition, all of the participations in the letters of credit outstanding under the First Extended DIP Facility were transferred to certain lenders under the Second Extended DIP Facility.

        The terms of the Second Extended DIP Facility contain certain restrictive covenants, which include limitations on the ability of the Loan Parties to: (i) incur additional guarantees, liens and indebtedness; (ii) sell or otherwise dispose of certain assets; and (iii) pay dividends or make other distributions or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Second Extended DIP Facility. The Second Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures.

        On March 9, 2005, certain Loan Parties cash collateralized certain letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales. On May 27, 2005 and July 6, 2005, certain Loan Parties made mandatory prepayments of principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment of the entire Second Extended DIP Facility was reduced to $1,272,891,000, with the total commitment of the Tranche A Loan being reduced to $773,559,000. As of July 31, 2005, $223,020,000 under the Tranche A Loan has been drawn and letters of credit totaling $85,982,000 have been issued under the Tranche A Loan, leaving availability of $464,557,000 under the Tranche A Loan. Furthermore, as of July 31, 2005, the entire $499,332,000 under the Tranche B Loan has been drawn.

        On August 24, 2005, the Loan Parties entered into Amendment No. 4 and Waiver to the Second Extended DIP Facility ("Amendment No. 4"). Under the terms of Amendment No. 4, among other things:

  •
  the lenders agreed to amend the definitions of EBITDA and EBITDAR to permit certain items to be added back to net income for purposes of calculating the amount of EBITDA and EBITDAR during any relevant period;

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

  •
  the Loan Parties agreed that the aggregate amount of any gain recorded during any relevant period in connection with (i) the consummation of the previously announced settlement with certain members of the Rigas Family or (ii) the consummation of the previously announced sale of Adelphia's interest in the Puerto Rico joint venture, would be excluded for purposes of determining the amount of EBITDA and EBITDAR during such period;

  •
  the date by which Adelphia is required to deliver to the lenders its consolidated audited balance sheet and related consolidated audited statement of income and cash flows for the fiscal year ended December 31, 2004 has been extended from August 31, 2005 until no later than October 31, 2005;

  •
  the date by which each of the designated subsidiary borrowing groups under the Second Extended DIP Facility is required to deliver to the lenders a consolidating schedule containing combined balance sheets and related combined statements of income and cash flows for such designated subsidiary borrower group for the fiscal year ended December 31, 2004 has been extended from September 30, 2005 until no later than November 30, 2005; and

  •
  the lenders agreed to waive certain terms of the Second Extended DIP Facility, including certain restrictions on asset sales, which waivers will allow for the sale any Loan Parties' interest in the Puerto Rico joint venture.

        The foregoing summary of certain material terms and conditions of the Second Extended DIP Facility and Amendment No. 4 does not represent a complete summary of all of the material terms and conditions of the Second Extended DIP Facility or Amendment No. 4, and is qualified in its entirety by reference to the Second Extended DIP Facility and Amendments No. 1, 3 and 4 thereto, copies of which are attached as exhibits to Adelphia's Current Reports on Form 8-K filed with the SEC on February 25, 2005, April 13, 2005, May 25, 2005 and August 25, 2005, respectively.

(b) Parent Debt

        All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(c) Convertible Subordinated Notes

        At July 31, 2005, the convertible subordinated notes included: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes; (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes; and (iii) unamortized discounts aggregating $12,854,000. The Rigas Family Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Rigas Family Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

        Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in any securities of the Company were forfeited to the United States on June 8, 2005 and such assets and securities are expected to be conveyed to the Company pursuant to the Non-Prosecution Agreement. The Company will recognize the benefits of such transfer when it occurs. For additional information, see Note 7.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(d) Co-Borrowing Facilities

        The Co-Borrowing Facilities represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001. Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at July 31, 2005 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

        Amounts outstanding pursuant to the Co-Borrowing Facilities as of July 31, 2005 are as follows (amounts in thousands):

Attributable to Company subsidiaries	$1,730,219
Attributable to Rigas Co-Borrowing Entities:	2,846,156

Total included as debt of the Company	$4,576,375

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at July 31, 2005	6.84%

Note 5. TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., now known as TelCove ("TelCove"), was a majority-owned subsidiary of the Company through January 11, 2002 (the "TelCove Spin-off Date"). On the TelCove Spin-off Date, the Company distributed, in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia (the "TelCove Spin-off") to holders of Adelphia $0.01 par value Class A common stock and Adelphia $0.01 par value Class B common stock. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. TelCove owns, operates and manages entities that provide competitive local exchange carrier ("CLEC") telecommunications services. On the TelCove Spin-off Date, the Company held a majority of the total voting power of the TelCove common stock. On March 27, 2002, TelCove and its direct subsidiaries commenced cases under Chapter 11 of the Bankruptcy Code. Subsequently, on June 18, 2002, certain indirect subsidiaries of TelCove also commenced cases under Chapter 11 of the Bankruptcy Code. TelCove emerged from Chapter 11 on April 7, 2004.

        On December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of certain shared assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") that resolves, among other things, certain claims put forth by both TelCove and Adelphia. The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including, approximately $60,000,000 in cash, plus an additional payment of up to $2,500,000 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties executed various annexes to the Global Settlement (collectively, the "Annex Agreements") that provide, among other things, for (i) a five-year business commitment to TelCove for telecommunication services by the Company, (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Company recorded a $97,902,000 liability during the fourth quarter of 2003 to provide for the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

        On April 7, 2004, the effective date of the TelCove plan of reorganization, the Company paid $57,941,000 to TelCove, transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement and entered into a Master Management Agreement which provided for the management of the CLEC market assets from April 7, 2004 through the date of transfer to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464,000 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC market assets were transferred to TelCove.

Note 6. Century/ML

Bankruptcy filing

        On September 30, 2002, Century/ML Cable, a 50/50 joint venture between Century and ML Media filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. Century/ML Cable is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. Prior to the Century/ML Cable Chapter 11 filing, the Company accounted for its investment in Century/ML Cable under the equity method of accounting. At this time, Century/ML Cable is expected to generate sufficient cash to fund foreseeable operations and capital requirements. Century/ML Cable's Chapter 11 filing is not expected to have a material impact on the operations of Century/ML Cable's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico. Since October 2002, Century/ML Cable has been filing a separate monthly operating report with the Bankruptcy Court.

        On August 9, 2005, Century/ML Cable filed its Plan of Reorganization (the "Century/ML Plan") and related Disclosure Statement ("Century/ML Disclosure Statement") with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement and scheduled a hearing to consider confirmation of the Century/ML Plan for September 7, 2005.

U.S. Bank Proof of Claim

        U.S. Bank, National Association, as indenture trustee of notes issued by Arahova Communications, Inc. and FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation, debtors in the Adelphia Cases, has filed a claim in the amount of approximately $5 billion alleging that as a result of fraudulent conduct by prior management of Adelphia, as well as other improprieties, Century/ML Cable is liable for the noteholders' claims under various legal theories, including substantive consolidation, alter ego and fraudulent transfer. The Bankruptcy Court has not ruled on the validity of such claims.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Sale of Century ML

        On June 3, 2005, Century and ML Media entered into an interest acquisition agreement to sell their interests in Century/ML Cable for $520,000,000 (subject to certain potential adjustments as defined in the agreement) to San Juan Cable LLC, a newly-formed Puerto Rico limited liability company comprised of a consortium of private equity buyers led by MidOcean Partners, L.P. and Crestview Capital Partners, LP. Consummation of the sale is subject to approval by the Bankruptcy Court in Century/ML Cable's separate Chapter 11 case, confirmation of a plan of reorganization of Century/ML Cable, the receipt of financing by the buyers and other customary conditions, many of which are outside the control of Century/ML Cable. There can be no assurance whether or when such conditions will be satisfied.

        The sale of Century/ML will not resolve the pending litigation between ML Media, Adelphia and Century. For additional information, see Note 7.

Note 7. Litigation Matters

SEC Civil Action and DoJ Investigation

        On July 24, 2002, the SEC filed a civil enforcement action (the "SEC Civil Action") against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia's board of directors (none of whom remain with the Company).

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC told the Company's advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars. On July 14, 2004, the Creditors' Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC's claims based on the SEC Civil Action.

        On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement, pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the "Restitution Fund"); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the "Excluded Parties"), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC).

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company's payment to the Restitution Fund will consist of stock, future proceeds of litigation and, assuming consummation of the Sale Transaction (or another sale generating cash of at least $10 billion), cash. In the event of a sale generating both stock and at least $10 billion in cash, as contemplated in the Sale Transaction, the components of the Company's payment to the Restitution Fund will consist of $600,000,000 in cash and stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against third parties who injured the Company. If, however, the Sale Transaction (or another sale) is not consummated and instead the Company emerges from bankruptcy as an independent entity, the $600,000,000 payment by the Company will consist entirely of stock in the reorganized Adelphia. Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, the Company must make these payments on or before the earlier of: (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization. The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement. Such amounts are reflected in other expense, net in the accompanying consolidated statements of operations.

        The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company's cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to convey to the Company all of the Rigas Co-Borrowing Entities forfeited by the Rigas Family and Rigas Family Entities, certain specified real estate forfeited by the Rigas Family and any securities of the Company that were directly or indirectly owned by the Rigas Family prior to forfeiture. The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers in July 2005). A condition precedent to the Company's obligation to make the payment to the Restitution Fund described in the preceding paragraph is the Company's receipt of title to the Rigas Co-Borrowing Entities, real estate and securities described above forfeited by the Rigas Family and the Rigas Family Entities, free and clear of all liens, claims, encumbrances, or adverse interests. The forfeited Rigas Co-Borrowing Entities anticipated to be conveyed to the Company, represent the overwhelming majority of the Rigas Co-Borrowing Entities' subscribers and value.

        Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC's claims against the Company. Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 payment to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC's claims.

        The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court. Adelphia's consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court. Various parties have challenged and sought appellate review or reconsideration of the orders of the Bankruptcy Court and the District Court approving these settlements. The order of the District Court approving the final judgment in the SEC Civil Action has not been appealed. Although appeals of the Bankruptcy Court's order are still pending, the appeals of the District Court's approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the United States Court of Appeals for the Second Circuit (the "Second Circuit"). That denial is currently the subject of a pending request for full court review by the Second Circuit.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Adelphia's Lawsuit Against the Rigas Family

        On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the "Rigas Civil Action"). This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations ("RICO") Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the "Amended Complaint"). The Amended Complaint sought relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family's improper conduct and attorneys' fees.

        On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the "Adelphia-Rigas Settlement Agreement"), pursuant to which Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period through and including December 31, 2005 ("Interim Management Services"); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family's (other than the Excluded Parties') interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or the Century/ML Cable Venture; and (v) within ten business days of the date on which the Forfeiture Order is entered, dismiss the Rigas Civil Action except for claims against the Excluded Parties. The Rigas Family agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail); (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

        Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

        This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court. Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement. The appeals of the Bankruptcy Court's approval remain pending.

        The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Rigas Criminal Action

        In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the "Rigas Criminal Action"). On November 14, 2002, one of the Rigas Family's alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family's alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action. John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice. The District Court has set January 9, 2006 as the date for the retrial of Michael J. Rigas on the securities fraud charges. On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial. On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively. John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals.

        The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

        On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the "Government-Rigas Settlement Agreement"), pursuant to which the Rigas Family agreed to forfeit: (i) all of the Rigas Co-Borrowing Entities with the exception of Coudersport and Bucktail; (ii) certain specified real estate; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family. The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company's publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

        Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and the Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail), certain specified real estate and any securities of the Company were forfeited to the United States on June 8, 2005, and such assets and securities are expected to be conveyed to the Company pursuant to the Non-Prosecution Agreement. The Company cannot, however, predict this with certainty as the judge overseeing the forfeiture proceedings will determine whether there are any superior third party ownership interest in any of such assets and securities.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation

        Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company's liabilities and exaggerating the Company's financial results in violation of securities laws.

        In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company's shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

        The complaints, which named as defendants the Company, certain former officers and directors of the Company, and, in some cases, the Company's former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company's liabilities and earnings in the Company's public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a)(2) of the Securities Act of 1933. Certain of the state court actions allege various state law claims.

        On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the "MDL Proceedings").

        On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other and future relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

        Pursuant to section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

        The Company cannot predict the outcome of the pending legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Acquisition Actions

        After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

        Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys' fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of section 362 of the Bankruptcy Code.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation

        Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

        The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

        No pleadings have been filed in the adversary proceeding since September 2003.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

        Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable's management, the buy/sell rights of ML Media and various other matters.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications Inc. ("Arahova"), a direct subsidiary of Adelphia and Century's immediate parent, in the Supreme Court of the State of New York, seeking, among other things: (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable's assets; (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable's assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process; (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process; and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed various consultative and reporting requirements on Adelphia and Century as well as restrictions on Century's ability to make capital expenditures without ML Media's approval. On April 26, 2001, ML Media obtained a court order holding Century's Century/ML Cable management board designee in contempt for violating the consent order.

        In connection with the December 13, 2001 settlement of the above dispute, Adelphia, Century/ML Cable, ML Media and Highland Holdings ("Highland"), a general partnership then owned and controlled by members of the Rigas Family, entered into a Leveraged Recapitalization Agreement (the "Recap Agreement"), pursuant to which Century/ML Cable agreed to redeem ML Media's 50% interest in Century/ML Cable (the "Redemption") on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000 depending on the timing of the Redemption, plus interest. Among other things, the Recap Agreement provided that: (i) Highland would arrange debt financing for the Redemption; (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing of the Redemption; and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. Under the terms of the Recap Agreement, Century's 50% interest in Century/ML Cable was pledged to ML Media as collateral for the Company's obligations.

        On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable is operating its business as a debtor-in-possession.

        By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date. If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a prepetition breach of the Recap Agreement. Therefore, Adelphia and Century are potentially exposed to "rejection damages," which may include the revival of ML Media's claims under the state court actions described above.

        Adelphia, Century, Highland, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia's challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The Bankruptcy Court also indicated that it would allow Century/ML Cable's action to avoid the Recap Agreement as a fraudulent conveyance to proceed.

        ML Media has alleged that it is entitled to elect recovery of either (i) $279,800,000 plus costs and interest in exchange for its interest in Century/ML Cable, or (ii) up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable plus costs, interest and revival of the state court claims described above. Adelphia, Century and Century/ML Cable have disputed ML Media's claims, and the Plan contemplates that ML Media will receive no distribution until such dispute is resolved.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On June 3, 2005, Century and ML Media entered into an interest acquisition agreement to sell their interests in Century/ML Cable for $520,000,000 (subject to certain potential purchase price adjustments as defined in the agreement) to San Juan Cable. Consummation of the sale is subject to approval by the Bankruptcy Court in Century/ML Cable's separate Chapter 11 case and confirmation of a plan of reorganization of Century/ML Cable, the receipt of financing by the buyers and other customary conditions, many of which are outside the control of Century/ML Cable. There can be no assurance whether or when such conditions will be satisfied. The sale of Century/ML Cable will not resolve the pending litigation between ML Media, Century, Adelphia and Arahova.

        On August 9, 2005, Century/ML Cable filed its Century/ML Plan and Century/ML Disclosure Statement with the Bankruptcy Court. By order dated August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement and scheduled a hearing to consider confirmation of the Century/ML Plan for September 7, 2005. The Century/ML Plan is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third-party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. Consummation of the Century/ML Plan is subject to approval of the Bankruptcy Court and other conditions, including the concurrent sale of the interests in Century/ML Cable. There can be no assurance whether or when such conditions will be satisfied. The Century/ML Plan, if consummated, would not resolve the pending litigation between ML Media, Century, Adelphia and Arahova.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The X Clause Litigation

        On December 29, 2003, the Ad Hoc Committee of holders of Adelphia's 6% and 3.25% subordinated notes (collectively the "Subordinated Notes"), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the "X Clause Plaintiffs"), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs' complaint sought a judgment declaring that the Subordinated Notes are entitled to share pari passu in the distribution of any consideration given to the debtor group, as specified under the Plan.

        The basis for the X Clause Plaintiffs' claim is a provision in the applicable indentures, commonly known as the "X Clause," which provides that any distributions under a plan of reorganization comprised solely of "Permitted Junior Securities" are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new common stock of Adelphia would meet the definition of "Permitted Junior Securities" set forth in the indentures, and therefore be exempt from subordination.

        On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan. In addition, the Creditors' Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs' complaint on the grounds, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors' Committee's motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy Court's dismissal of the action was without prejudice to the X Clause Plaintiffs' right to bring the action at a later date, if appropriate.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Verizon Franchise Transfer Litigation

        On March 20, 2002, the Company commenced an action (the "California Cablevision Action") in the United States District Court for the Central District of California, Western Division, seeking, among other things, declaratory and injunctive relief precluding the City of Thousand Oaks California (the "City") from denying permits on the grounds that the Company failed to seek the City's prior approval of an asset purchase agreement (the "Asset Purchase Agreement"), dated December 17, 2001, between the Company and Verizon Media Ventures, Inc. d/b/a Verizon Americast ("Verizon Media Ventures"). Pursuant to the Asset Purchase Agreement, the Company acquired certain Verizon Media Ventures cable equipment and network system assets (the "Verizon Cable Assets") located in the City for use in the operation of the Company's cable business in the City.

        On March 25, 2002, the City and Ventura County (the "County") commenced an action (the "Thousand Oaks Action," and collectively with the California Cablevision Action, the "California Actions"), against the Company and Verizon Media Ventures in California State Court alleging that (i) Verizon Media Ventures' entry into the Asset Purchase Agreement and conveyance of the Verizon Cable Assets constituted a breach of Verizon Media Ventures' cable franchises, and (ii) the Company's participation in the transaction amounted to actionable tortious interference with those franchises. The City and the County sought injunctive relief to halt the sale and transfer of the Verizon Cable Assets pursuant to the Asset Purchase Agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system.

        On March 27, 2002, the Company and Verizon Media Ventures removed the Thousand Oaks Action to the United States District Court for the Central District of California, where it was consolidated with the California Cablevision Action.

        On April 12, 2002, the district court conducted a hearing on the City's and County's application for a preliminary injunction and, on April 15, 2002, the district court issued a temporary restraining order in part, pending entry of a further order. On May 14, 2002, the district court issued a preliminary injunction and entered findings of fact and conclusions of law in support thereof (the "May 14, 2002 Order"). The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company's and Verizon Media Ventures' system assets serving subscribers in the City and the County; (ii) required the Company to return "ownership" of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to "manage" the assets as Verizon Media Ventures' agent to the extent necessary to avoid disruption in services until Verizon Media Ventures chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the City and/or the County access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current "state of the Verizon Media Ventures and the Company systems" in the City and the County. The Company appealed the May 14, 2002 Order, and on April 1, 2003, the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company's integration of the Verizon Cable Assets and remanded the actions back to the district court for further proceedings.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        In September 2003, the City began refusing to grant the Company's construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company's existing cable system assets because the City had not approved the transaction between the Company and Verizon Media Ventures, as allegedly required under the City's cable ordinance.

        Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the City from refusing to grant the Company's construction permit requests. On November 3, 2003, the district court granted the Company's motion for a preliminary injunction, finding that the Company had demonstrated "a strong likelihood of success on the merits." Thereafter, the parties agreed to informally stay the litigation pending negotiations between the Company and the City for the Company's renewal of its cable franchise, with the intent that such negotiations would also lead to a settlement of the pending litigation. However, on September 16, 2004, at the City's request, the court set certain procedural dates, including a trial date of July 12, 2005, which has effectively re-opened the case to active litigation. Subsequently, the July 12, 2005 trial date was vacated pursuant to a stipulation and order. On July 12, 2005, the district court referred the matter to a United States magistrate judge for settlement discussions.

        The Company cannot predict the outcome of these actions or estimate the possible effects on the financial condition or results of operations of the Company.

Dibbern Adversary Proceeding

        On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia's assets, and punitive damages, together with costs and attorneys' fees.

        On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process. The Bankruptcy Court granted Adelphia's motion to dismiss and dismissed the adversary proceeding on May 3, 2005. Mr. Dibbern appealed this order to the District Court. The briefing on the appeal is complete, and oral argument is scheduled for August 26, 2005. In the Bankruptcy Court, Mr. Dibbern has also objected to the disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court's May 3, 2005 order.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Creditors' Committee Lawsuit Against Pre-Petition Banks

        Pursuant to the Bankruptcy Court order approving the DIP Facility (the "Final DIP Order"), the Company made certain acknowledgments (the "Acknowledgments") with respect to the extent of its indebtedness under the prepetition credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Company's right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

        Pursuant to a stipulation among the Company, the Creditors' Committee and the Equity Committee, which is being challenged by certain pre-petition lenders, the Bankruptcy Court granted the Creditors' Committee leave and standing to file and prosecute claims against the pre-petition lenders, on behalf of the Company, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company's ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors' Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the "Bank Complaint") against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and the Rigas Family Entities (the "Pre-petition Lender Litigation"). The Company is a nominal plaintiff in this action.

        The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuse committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things: (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the Company's obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants' claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act.

        Numerous motions seeking to defeat the Prepetition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues, but the Bankruptcy Court has not issued a ruling yet. The Equity Committee has filed a motion seeking authority to bring additional claims against the pre-petition lenders pursuant to the RICO Act. The Bankruptcy Court heard oral argument on these motions on December 20 and December 21, 2004, but the Bankruptcy Court has not yet ruled on the motions.

        Under the Plan, the Company is seeking to compromise and settle, in part, the Prepetition Lender Litigation, including through the dismissal of certain claims and the release of certain defendants.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Devon Mobile Claim

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership ("Devon Mobile"), dated as of November 3, 1995 (the "Devon Mobile Limited Partnership Agreement"), the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company, which were spun off as TelCove in January 2002.

        In late May 2002, the Company notified Devon G.P., Inc. ("Devon G.P."), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Devon Mobile Bankruptcy Court").

        On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan became effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished.

        On or about January 8, 2004, Devon Mobile filed proofs of claim in the Chapter 11 Cases seeking, in the aggregate, approximately $100,000,000 in respect of, among other things, certain cash transfers alleged to be either preferential or fraudulent and claims for deepening insolvency, alter ego liability and breach of an alleged duty to fund Devon Mobile operations (the "Devon Claims"). The Devon Claims arose prior to the commencement of the Chapter 11 Cases. On June 21, 2004, Devon Mobile commenced an adversary proceeding in the Chapter 11 Cases (the "Devon Adversary Proceeding") through the filing of a complaint (the "Devon Complaint"), which incorporates the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile, which encompassed the Company Claims. On November 22, 2004, the Company filed a motion for leave (the "Motion for Leave") to file a third party complaint for contribution and indemnification against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P. On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris. By an order dated April 5, 2005, Judge Morris denied the Motion for Leave and a subsequent motion for reconsideration. On May 13, 2005, the court entered an amended pretrial scheduling order extending the time for discovery and scheduled a pretrial conference for March 1, 2006, with a five day trial to be scheduled thereafter. Discovery is ongoing.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NFHLP Claim

        On January 13, 2003, NFHLP and certain of its subsidiaries (the "NFHLP Debtors") filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the "NFHLP Bankruptcy Court") seeking protection under the U. S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors' Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors' Committee related to the waiver of Adelphia's right to participate in certain sale proceeds resulting from the sale of assets. Certain of the NFHLP Debtors' pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors' Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors' Committee from prosecuting their claims against those pre-petition lenders. Proceedings as to the complaint itself have been suspended. With respect to the cross-complaints, motion practice and discovery are proceeding concurrently; no hearing on dispositive motions has been scheduled.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Preferred Shareholder Litigation

        On August 11, 2003, Adelphia initiated an adversary proceeding in the Bankruptcy Court against the holders of Adelphia's preferred stock (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board due to Adelphia's failure to pay dividends and alleged breaches of covenants contained in the certificates of designations relating to Adelphia's Preferred Stock. On August 13, 2003, certain of the Preferred Stockholders filed an action against Adelphia in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted Adelphia a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board. Thereafter, the Delaware Action was withdrawn.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia's Lawsuit Against Deloitte

        On November 6, 2002, Adelphia sued Deloitte and Touche LLC ("Deloitte"), Adelphia's former independent auditors, in the Court of Common Pleas for Philadelphia County. The lawsuit seeks damages against Deloitte based on Deloitte's alleged failure to conduct an audit in compliance with generally accepted auditing standards, and for providing an opinion that Adelphia's financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform. The complaint further alleges that Deloitte knew or should have known of misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the Board or others who could have and would have stopped the Rigas Family's misconduct. The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003. On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas. In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution. The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants. On January 9, 2004, Adelphia answered Deloitte's counterclaims. Deloitte moved to stay discovery in this action until completion of the Rigas Criminal Action, which Adelphia opposed. Following the motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and have begun substantive discovery. On June 9, 2005, the court entered a case management order stating that (i) all discovery shall be completed by December 5, 2005 and (ii) the case be ready for trial by April 3, 2006.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E and F Preferred Stock Conversion Postponements

        On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia's Series E Preferred Stock into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors' bankruptcy filing, in order to protect the Debtors' net operating loss carryovers. On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

        Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock. Adelphia also has entered into several stipulations postponing, to the extent applicable, the conversion date of the Series F Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

EPA Self Disclosure and Audit

        On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency ("EPA") pursuant to EPA's Audit Policy, and notified EPA that it intended to conduct an audit of its operations to identify and correct any such violations. The potential violations primarily concern reporting and recordkeeping requirements arising from the Company's storage and use of petroleum and batteries to provide backup power for its cable operations. This matter is at an early stage, but based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company's results of operations or financial condition.

Other

        The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company's financial position or results of operations.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8. Additional Information

Reclassification

        Certain amounts for the thirty-seven months ended July 31, 2005 have been reclassified to conform with the July 31, 2005 monthly presentation.

Dispositions

        As more fully described in Note 5, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide CLEC telecommunication services to TelCove. Accordingly, the Company presented such CLEC assets as discontinued operations beginning in April 2004.

        In November 2004, the Company entered into an asset purchase agreement to sell its security business for approximately $38,000,000. Pursuant to the bidding procedures order filed with the Bankruptcy Court on November 22, 2004, qualified bidders had the opportunity to submit higher or otherwise better offers with a bid deadline of January 17, 2005. The Company received a qualified bid and conducted an auction for the sale of the security business on January 21, 2005. The winning bid was approximately $42,750,000, subject to adjustment, based primarily on the final contractual recurring monthly revenue of the security business and a working capital adjustment. This agreement was approved by the Bankruptcy Court on January 28, 2005. The transaction closed on February 28, 2005 for a preliminary purchase price of $40,200,000, subject to final adjustment.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Cash and cash equivalents

        Cash equivalents consist primarily of money market funds and United States ("U.S.") government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Restricted cash

        Restricted cash is primarily comprised of amounts that are collateralized on letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales and amounts that are required to be used to fund mandatory prepayments of principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales.

July 31, 2005
(amounts in thousands)
Current restricted cash:
Collateralization of letters of credit	$23,606
Reduction events	1,208
Other	1,148

Current restricted cash	$25,962

Noncurrent restricted cash:
Other	3,084

Noncurrent restricted cash	$3,084

Accounts receivable

        Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $22,259,000 at July 31, 2005.

Accounts payable, accrued liabilities and other liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of July 31, 2005.

Preferred stock

        Contractual dividends applicable to the Company's preferred stock were $10,010,000 and $370,385,000 for the respective one and thirty-seven months ended July 31, 2005.

Basic and diluted loss per weighted average share of common stock

        Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock. Diluted loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

        Cash payments for interest were $42,728,000 and $1,253,228,000 for the one and thirty-seven month periods ended July 31, 2005, respectively. Included in these amounts are cash payments made by the Company of $17,036,000 and $519,732,000 for the one and thirty-seven month periods ended July 31, 2005, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas Family Entities.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Key Employee Retention Programs

        On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt (i) the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the "Stay Plan") and (ii) the Adelphia Communications Corporation Sale Bonus Program (as amended, the "Sale Plan"). On April 20, 2005, the Bankruptcy Court entered an order authorizing the Debtors to implement and adopt the Adelphia Communications Corporation Executive Vice President Continuity Program (the "EVP Stay Plan" and, together with the Stay Plan and the Sale Plan, the "Continuity Program"), and authorized the Executive Vice Presidents' participation in the Sale Plan (the "EVP KERP Order"). The Continuity Program is designed to motivate certain employees (other than the CEO and COO of the Company) to remain with the Company. With respect to the Continuity Program, in the event that (i) a Change in Control (as defined in the EVP Stay Plan, the Stay Plan and the Sale Plan) occurs and (ii) all of the bonuses under the Continuity Program are payable, the total cost of the Continuity Program could reach approximately $34,100,000 (including approximately $1,400,000 payable under the EVP Stay Plan, approximately $9,800,000 payable under the Stay Plan, approximately $19,900,000 payable under the Sale Plan (including $1,850,000 payable to certain Executive Vice Presidents under the Sale Plan pursuant to the EVP KERP Order, and a $3,000,000 pool from which the CEO of Adelphia may grant additional stay or sale bonuses).

Statistical Information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of July 31, 2005 and June 30, 2005. As of June 30, 2005, the Managed Cable Entities do not include Coudersport and Bucktail. For additional information, see Note 7.

	Filing Entities	Brazil	Managed Cable Entities	Century/ML Cable and St. Marys	Total
July 31, 2005:
Basic customers	4,692,839	54,254	220,046	144,079	5,111,218
Digital customers	1,888,403	—	88,276	68,073	2,044,752
High speed internet customers	1,482,276	6,033	82,029	13,425	1,583,763

Total revenue generating units	8,063,518	60,287	390,351	225,577	8,739,733

June 30, 2005:
Basic customers	4,712,736	53,932	220,479	143,711	5,130,858
Digital customers	1,893,564	—	87,970	68,197	2,049,731
High speed internet customers	1,463,185	5,735	81,143	12,239	1,562,302

Total revenue generating units	8,069,485	59,667	389,592	224,147	8,742,891

Note 9. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 34 are for the period from July 1 through July 31, 2005 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the Month Ended July 31, 2005	Reference
Gross wages paid	$55,349,113	Schedule I
Employee payroll taxes withheld	13,241,030	Schedule I
Employer payroll taxes due	3,581,160	Schedule I
Payroll taxes paid*	17,745,983	Schedule II*
Sales and other taxes due	6,992,093	Schedule III
Gross taxable sales	85,088,767	Schedule III
Real estate and personal property taxes paid	623,523	Schedule IV
Sales and other taxes paid	6,302,167	Schedule V
Cash disbursements	388,791,022	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended July 31, 2005

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
08-Jul-05	$31,601,721	$7,896,225	$1,845,819
22-Jul-05	$23,747,392	$5,344,805	$1,735,341

Total	$55,349,113	$13,241,030	$3,581,160

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 1 of 6

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2005

Payee	Payroll Taxes Paid	Payment Date
ADAMS COUNTY EIT AGENCY	$30	7/11/2005
ALTOONA AREA SCHOOL DISTRICT	986	7/11/2005
ASHLAND FINANCIAL DEPARTMENT	1,914	7/11/2005
BEDFORD COUNTY TAX SERVICE	688	7/11/2005
BERKHEIMER ASSOCIATES	40	7/11/2005
BETHEL PARK BOROUGH	2,420	7/11/2005
BLAIRSVILLE BORO	844	7/11/2005
BLUFFTON VILLAGE INCOME TAX	13	7/11/2005
BOROUGH OF ROCHESTER	81	7/11/2005
BOURBON COUNTY OCCUP	9	7/11/2005
BOYLE COUNTY COURTHOUSE	523	7/11/2005
BREATHITT TAX ADMIN	88	7/11/2005
BROOKLYN CITY INCOME TAX	255	7/11/2005
BRYAN CITY INCOME TAX	2,342	7/11/2005
BUREAU OF EMPLOYMENT PROGRAMS	5,006	7/11/2005
BUREAU OF EMPLOYMENT SERVICES	41,689	7/11/2005
CAREY VILLAGE INCOME TAX	19	7/11/2005
CATIZ VILLAGE INCOME TAX	108	7/11/2005
CELINA CITY	731	7/11/2005
CENTRAL TAX BURE(A)	103	7/11/2005
CENTRAL TAX BUREAU OF P	130,665	7/11/2005
CITY OF BEATTYVILLE	110	7/11/2005
CITY OF BEDFORD TAX DEPT	484	7/11/2005
CITY OF BRUNSWICK	1,036	7/11/2005
CITY OF CAMBRIDGE	1,552	7/11/2005
CITY OF CARLISLE	37	7/11/2005
CITY OF CINCINNATI	271	7/11/2005
CITY OF CONNEAUT	492	7/11/2005
CITY OF CUYAHOGA FALLS	209	7/11/2005
CITY OF CYNTHIANA	258	7/11/2005
CITY OF DOVER	34	7/11/2005
CITY OF GENEVA	457	7/11/2005
CITY OF HARRODSBURG	672	7/11/2005
CITY OF HEATH	451	7/11/2005
CITY OF IRONTON	699	7/11/2005
CITY OF JEFFERSONSVILLE	57	7/11/2005
CITY OF LEBANON	482	7/11/2005
CITY OF LOCK HAVEN	52	7/11/2005
CITY OF MIDWAY	122	7/11/2005
CITY OF MILLESBURG	20	7/11/2005
CITY OF NEW PHILADELPHIA	2,897	7/11/2005
CITY OF PARIS	503	7/11/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 2 of 6

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2005

Payee	Payroll Taxes Paid	Payment Date
CITY OF PORT CLINTON	2,043	7/11/2005
CITY OF PORTSMOUTH	1,542	7/11/2005
CITY OF RICHMOND	14,729	7/11/2005
CITY OF RUSSELL	629	7/11/2005
CITY OF SOLON	722	7/11/2005
CITY OF STANTON	87	7/11/2005
CITY OF STRUTHERS	603	7/11/2005
CITY OF TWINSBURG	459	7/11/2005
CITY OF VAN WERT	498	7/11/2005
CITY OF VANCEBURG	133	7/11/2005
CITY OF VERSAILLES	571	7/11/2005
CITY OF WASHINGTON COURTHOUSE	565	7/11/2005
CITY OF WAVERLY	137	7/11/2005
CITY OF WILMORE	97	7/11/2005
CITY OF ZANESVILLE	118	7/11/2005
CITY TREASURER	60	7/11/2005
CLARION WAGE TAX OFFICE	1,246	7/11/2005
CLAY CITY	85	7/11/2005
CLEARFIELD BORO	125	7/11/2005
COLLECTOR OF TAXES	1,180	7/11/2005
COLLEGE TOWNSHIP TREASURE	10,193	7/11/2005
COMM OF TAXATION, VILLAGE OF WHITEHOUSE	114	7/11/2005
COMMUNICATION WORKERS OF	870	7/11/2005
COMMUNICATIONS WORKERS	203	7/11/2005
COSHOCTON CITY	1,201	7/11/2005
DEFIANCE CITY INCOME TAX	3,240	7/11/2005
DEPARTMENT OF ECONOMIC SECURITY	128	7/11/2005
DEPARTMENT OF EMPLOYMENT	10,022	7/11/2005
DEPARTMENT OF EMPLOYMENT SECURI	2,525	7/11/2005
DEPARTMENT OF HUMAN RESOURCES	231	7/11/2005
DEPARTMENT OF INDUSTRIAL RELATI	1,711	7/11/2005
DEPARTMENT OF LABOR	52,849	7/11/2005
DEPARTMENT OF LABOR & EMPLOYMEN	65,462	7/11/2005
DIRECTOR OF FINANCE	1,445	7/11/2005
DIVISION OF UNEMPLOYMENT INSURA	4,157	7/11/2005
EARNED INCOME TAX	42	7/11/2005
EAST CAROLL TOWNSHIP	20	7/11/2005
EMPLOYMENT RESOURCES DIVISION	410	7/11/2005
EMPLOYMENT SECURITY COMMISSION	19,325	7/11/2005
EMPLOYMENT SECURITY DEPARTMENT	7,825	7/11/2005
EMS TAX	2,351	7/11/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 3 of 6

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2005

Payee	Payroll Taxes Paid	Payment Date
FLEMINGSBURG OCCUP LICENSE FEE	51	7/11/2005
FRANKLIN COUNTY OCCUPATIONAL TAX COLLECTOR	25	7/11/2005
GARRARD COUNTY FISCAL COURT	86	7/11/2005
GETTYSBURG AREA SD	3,136	7/11/2005
HAB-EIT	26,877	7/11/2005
HAB-EIT TAX ADMIN	1,177	7/11/2005
HARBORCREEK TOWNSHIP	30	7/11/2005
HARRISON COUNTYTAX ADMINISTRAT	14	7/11/2005
HERMITAGE RECEIVER OF TAXES	2,857	7/11/2005
I.B.E.W. LOCAL 45	821	7/11/2005
INDIANA DEPARTMENT OF WORKFORCE	287	7/11/2005
INTERNAL REVENUE SERVICE	8,479,189	7/11/2005
JESSAMINE COUNTY	369	7/11/2005
JORDAN TAX SERVICE INC	60	7/11/2005
KARL F KILDUFF MANAGER	10	7/11/2005
LAUREL COUNTY	367	7/11/2005
LINCOLN CO OCCUPATIONAL LICENSE	52	7/11/2005
LOCK HAVEN	1,357	7/11/2005
LOGAN CITY INCOME TAX	694	7/11/2005
LYKENS BOROUGH	615	7/11/2005
MADISON COUNTY	481	7/11/2005
MARION COUNTY TREASURER	184	7/11/2005
MASSACHUSETTS DIVISION OF	74,853	7/11/2005
MCLEAN COUNTY LICENSE FEE	76	7/11/2005
MERCER COUNTY FISCAL COURT	248	7/11/2005
MIFFCO TAX SERVICE INC	1,102	7/11/2005
MINERVA VILLAGE INCOME TAX	1,254	7/11/2005
MISSOURI DEPARTMENT OF R	68	7/11/2005
MONROEVILLE BOROUGH	380	7/11/2005
MONTANA DEPARTMENT OF LABOR	941	7/11/2005
MONTGOMERY COUNTY	608	7/11/2005
MOREHEAD DIRECTOR OF FIN	308	7/11/2005
MT ORAB INCOME TAX BUREAU	48	7/11/2005
NEW HAMPSHIRE DEPARTMENT OF EMP	2,365	7/11/2005
NICHOLASVILLE TREASURER	792	7/11/2005
NOCHOLAS COUNTY	8	7/11/2005
NORTHWOOD DEPT OF TAXATION	227	7/11/2005
NYS UNEMPLOYMENT INSURANCE	88,526	7/11/2005
OCCUPATIONAL TAX ADMINISTRATION	116	7/11/2005
OFFICE OF UNEMPLOYMENT INS	11,500	7/11/2005
OHIO COUNTY	35	7/11/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 4 of 6

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2005

Payee	Payroll Taxes Paid	Payment Date
POWELL COUNTY	109	7/11/2005
PUNXSUTAWNEY BORO	2,337	7/11/2005
RECEIVER OF TAXES	6,798	7/11/2005
RICHLAND TOWNSHIP	83	7/11/2005
RIPLEY VILLAGE INCOME TAX	51	7/11/2005
ROCHESTER BORO SD	81	7/11/2005
ROWAN COUNTY FINANCE	403	7/11/2005
SANDY TOWNSHIP	215	7/11/2005
SARDINA VILLAGE INCOME TAX	29	7/11/2005
SOMERSET	1,055	7/11/2005
SPRINGFIELD CITY (A)	70	7/11/2005
STANFORD OCCUPATIONAL TAX	26	7/11/2005
STATE COLLEGE BOROUGH TAX OFFIC	198	7/11/2005
STATE OF ALABAMA	4,278	7/11/2005
STATE OF ARIZONA	2,568	7/11/2005
STATE OF CALIFORNIA	207,406	7/11/2005
STATE OF COLORADO	291,014	7/11/2005
STATE OF CONNECTICUT	11,811	7/11/2005
STATE OF GEORGIA	15,470	7/11/2005
STATE OF IDAHO	4,756	7/11/2005
STATE OF INDIANA	841	7/11/2005
STATE OF KANSAS	353	7/11/2005
STATE OF KENTUCKY	18,438	7/11/2005
STATE OF MAINE	21,383	7/11/2005
STATE OF MARYLAND	15,639	7/11/2005
STATE OF MASSACHUSETTS	69,810	7/11/2005
STATE OF NEVADA	168	7/11/2005
STATE OF NEW YORK	129,056	7/11/2005
STATE OF NORTH CAROLINA	12,265	7/11/2005
STATE OF OHIO	77,928	7/11/2005
STATE OF OKLAHOMA	163	7/11/2005
STATE OF PENNSYLVANIA	127,126	7/11/2005
STATE OF SOUTH CAROLINA	2,898	7/11/2005
STATE OF UTAH	32	7/11/2005
STATE OF VERMONT	25,666	7/11/2005
STATE OF VIRGINIA	89,321	7/11/2005
SUSAN ROBERTS	58	7/11/2005
SWANTON VILLAGE INCOME TAX	73	7/11/2005
TREASURE CLARK COUNTY COURHOUSE	82	7/11/2005
TREASURER BUTLER COUNTY	29	7/11/2005
TYRONE AREA SCHOOL DISTRICT	140	7/11/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 5 of 6

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2005

Payee	Payroll Taxes Paid	Payment Date
UNION COUNTY TAX ADMINISTRATOR	186	7/11/2005
VERMONT DEPARTMENT OF	7,060	7/11/2005
VERSAILLES VILLAGE INCOME TAX	46	7/11/2005
VILLAGE OF ABERDEEN	349	7/11/2005
VILLAGE OF BATAVIA	240	7/11/2005
VILLAGE OF CARROLLTON	72	7/11/2005
VILLAGE OF FAYETTE	229	7/11/2005
VILLAGE OF GEORGETOWN	27	7/11/2005
VILLAGE OF GRANVILLE	321	7/11/2005
VILLAGE OF HOPEDALE	11	7/11/2005
VILLAGE OF JEFFERSON	77	7/11/2005
VILLAGE OF JEFFERSONSVILLE	148	7/11/2005
VILLAGE OF LEWELLVILLE	159	7/11/2005
VILLAGE OF MALVERN	12	7/11/2005
VILLAGE OF MANTUA	159	7/11/2005
VILLAGE OF MILLERSBURG	533	7/11/2005
VILLAGE OF MINSTER	542	7/11/2005
VILLAGE OF MORROW	256	7/11/2005
VILLAGE OF NEW BOSTON	305	7/11/2005
VILLAGE OF OAK HARBOR	143	7/11/2005
VILLAGE OF RICHFIELD	252	7/11/2005
VILLAGE OF RIO GRANDE	86	7/11/2005
VILLAGE OF SCIO TREASURER	46	7/11/2005
VILLAGE OF SEBRING	245	7/11/2005
VILLAGE OF TONTOGANY	16	7/11/2005
VILLAGE OF WATERVILLE	1,568	7/11/2005
VILLAGE OF WEST UNITY	382	7/11/2005
VIRGINA EMPLOYMENT COMMISSION	16,696	7/11/2005
WASHINGTON COUNT(A)	79	7/11/2005
WAUSEON INCOME TAX DEPARTMENT	456	7/11/2005
WEST VIRGINIA DEPT OF TAX & REV	8,953	7/11/2005
WOLFE COUNTY	146	7/11/2005
WOODFORD COUNTY	54	7/11/2005
ASHTABULA INCOME TAX	443	7/11/2005
BERKHEIMER ASSOCIATES	10	7/25/2005
CENTRAL COLLECTION AGENCY	34,889	7/25/2005
CITY OF CHILLICOTHE	1,935	7/25/2005
CITY OF CLEVELAND HEIGHTS	4,401	7/25/2005
CITY OF DANVILLE	296	7/25/2005
CITY OF MARION	834	7/25/2005
CITY OF NEWARK	3,185	7/25/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 6 of 6

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2005

Payee	Payroll Taxes Paid	Payment Date
CITY OF PITTSBURGH	3,047	7/25/2005
COLUMBUS CITY INCOME TAX	2,641	7/25/2005
COMMUNICATION WORKERS OF	6,626	7/25/2005
COMMUNICATIONS WORKERS	199	7/25/2005
DIRECTOR OF FINANCE	356	7/25/2005
INTERNAL REVENUE SERVICE	6,234,808	7/25/2005
LORAIN CITY TAX	1,821	7/25/2005
MAINE REVENUE SERVICE	394	7/25/2005
MONTANA DEPARTMENT OF REVENUE	849	7/25/2005
RITA	12,502	7/25/2005
SCHOOL DISTRICT INCOME TAX	2,230	7/25/2005
STATE OF ARIZONA	2,930	7/25/2005
STATE OF CALIFORNIA	281,959	7/25/2005
STATE OF COLORADO	68,742	7/25/2005
STATE OF CONNECTICUT	11,205	7/25/2005
STATE OF FLORIDA	69,636	7/25/2005
STATE OF GEORGIA	8,614	7/25/2005
STATE OF IDAHO	5,278	7/25/2005
STATE OF INDIANA	902	7/25/2005
STATE OF KANSAS	387	7/25/2005
STATE OF KENTUCKY	20,785	7/25/2005
STATE OF MAINE	24,107	7/25/2005
STATE OF MARYLAND	17,652	7/25/2005
STATE OF MASSACHUSETTS	29,174	7/25/2005
STATE OF MICHIGAN	185	7/25/2005
STATE OF MISSISSIPPI	2,284	7/25/2005
STATE OF NEW YORK	112,936	7/25/2005
STATE OF NORTH CAROLINA	14,751	7/25/2005
STATE OF OHIO	85,894	7/25/2005
STATE OF OKLAHOMA	159	7/25/2005
STATE OF PENNSYLVANIA	289,833	7/25/2005
STATE OF SOUTH CAROLINA	3,708	7/25/2005
STATE OF VERMONT	19,092	7/25/2005
STATE OF VIRGINIA	60,330	7/25/2005
STATE OF WISCONSIN	716	7/25/2005
TREASURER CITY OF OWENSBORO	746	7/25/2005
UTAH STATE TAX COMMISSION	274	7/25/2005
VILLAGE OF GREENWOOD	612	7/25/2005
WEST VIRGINIA DEPT OF TAX & REV	9,949	7/25/2005
TOTALS	17,745,983

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 1 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ACC CABLE COMMUNICATIONS FL-VA	$920	$16,726
ACC CABLE COMMUNICATIONS FL-VA, LLC	10,291	147,012
ACC CABLE COMMUNICATIONS FL-VA, LLC	3,564	50,920
ACC TELECOMMUNICATIONS, LLC	899	13,153
ACC TELECOMMUNICATIONS, LLC	601	10,015
ADELPHIA CA CABLEVISION, LLC	414	7,218
ADELPHIA CA CABLEVISION, LLC	377	3,775
ADELPHIA CABLE COMM FL-VA, LLC	114	2,274
ADELPHIA CABLE COMPANY	479	9,587
ADELPHIA CABLE PARTNERS, L.P.	781,928	5,257,152
ADELPHIA CABLE PARTNERS, L.P.	34,028	503,346
ADELPHIA CABLEVISION CORP.	1,651	33,019
ADELPHIA CABLEVISION OF BOCA RATON, LLC	300,120	1,994,657
ADELPHIA CABLEVISION OF BOCA RATON, LLC	12,255	188,538
ADELPHIA CABLEVISION OF FONTANA, LLC	177	3,537
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	15	198
ADELPHIA CABLEVISION OF NEW YORK, INC.	1,688	20,993
ADELPHIA CABLEVISION OF ORANGE COUNTY II,LLC	16,383	468,073
ADELPHIA CABLEVISION OF SAN BERNARDINO, LLC	66,799	842,353
ADELPHIA CABLEVISION OF SANTA ANA, LLC	23	307
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	4	50
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	948	18,957
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	20,094	401,873
ADELPHIA CABLEVISION OF WPB III, LLC	50,579	342,208
ADELPHIA CABLEVISION OF WPB III, LLC	1,554	23,901
ADELPHIA CABLEVISION OF WPB IV, LLC	220,409	1,486,140
ADELPHIA CABLEVISION OF WPB IV, LLC	9,219	141,824
ADELPHIA CABLEVISION OF WPB V, LLC	22,671	154,327
ADELPHIA CABLEVISION OF WPB V, LLC	875	13,464
ADELPHIA CALIFORNIA CABLEVISION, LLC	696	8,702
ADELPHIA CENTRAL PENNSYLVANIA, LLC	735	11,431
ADELPHIA CENTRAL PENNSYLVANIA, LLC	31,152	519,201
ADELPHIA CLEVELAND, LLC	61,009	816,130
ADELPHIA COMMUNICATIONS OF CA, LLC	12,453	311,315
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	7	96
ADELPHIA COMPANY OF WESTERN CONNECTICUT	219,915	4,188,845
ADELPHIA COMPANY OF WESTERN CONNECTICUT	263,849	4,397,480
ADELPHIA GS CABLE, LLC	14,967	249,446
ADELPHIA GS CABLE, LLC	114	2,286

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 2 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ADELPHIA GS CABLE, LLC	100,456	1,674,269
ADELPHIA OF THE MIDWEST, INC.	37,458	537,756
ADELPHIA PRESTIGE CABLEVISION	9,822	196,453
ADELPHIA TELECOMM OF FLORIDA, INC.	6,131	204,367
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	28,381	380,142
ADELPHIA TELECOMMUNICATIONS, INC.	22,991	766,423
ADELPHIA TELECOMMUNICATIONS, INC.	60	941
ADELPHIA TELECOMMUNICATIONS, INC.	27	447
ADELPHIA TELECOMMUNICATIONS, INC.	27	537
ADELPHIA TELECOMMUNICATIONS, INC.	16	234
ADELPHIA TELECOMMUNICATIONS, INC.	227	3,779
ADELPHIA TELECOMMUNICATIONS, INC.	92	1,529
ADELPHIA TELECOMMUNICATIONS, INC.	1,459	64,664
ADELPHIA TELECOMMUNICATIONS, INC.	5,359	74,172
ADELPHIA TELECOMMUNICATIONS, INC.	24,613	415,028
ADELPHIA TELECOMMUNICATIONS, INC.	1,591	74,993
ADELPHIA TELECOMMUNICATIONS, INC.	627	10,492
ADELPHIA TELECOMMUNICATIONS, INC.	157	4,906
ADELPHIA TELECOMMUNICATIONS, INC.	352	3,696
ADELPHIA TELECOMMUNICATIONS, INC.	—	15
ADELPHIA TELECOMMUNICATIONS, INC.	20	237
ADELPHIA TELECOMMUNICATIONS, INC.	98	2,562
ALABAMA DEPT. OF REVENUE	102	1,695
BANK OF AMERICA	180	9,754
BETTER TV OF BENNINGTON	20	250
BETTER TV OF BENNINGTON	22,232	370,530
BLACKSBURG/SALEM CABLEVISION, INC.	12,070	120,703
BLACKSBURG/SALEM CABLEVISION, INC.	7,804	78,042
BLACKSBURG/SALEM CABLEVISION, INC.	845	16,906
BOARD OF EQUALIZATION	66	A
CA TELECONNECT FUND	16	—
CCHCF-A	15	—
CENTURY BERKSHIRE CABLE CORP.	264	5,279
CENTURY CABLE HOLDING, LLC	53	876
CENTURY CABLE HOLDINGS, LLC	11,629	166,134
CENTURY CABLE HOLDINGS, LLC	7,219	120,316
CENTURY CABLE HOLDINGS, LLC	6,124	122,479
CENTURY CABLE HOLDINGS, LLC	8,206	136,775
CENTURY CABLE HOLDINGS, LLC	8,457	132,716

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 3 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CENTURY CABLE HOLDINGS, LLC (SHENANGO)	569	8,752
CENTURY CABLE MANAGEMENT CORP.	20,321	387,066
CENTURY CABLE MANAGEMENT CORP.	24,686	411,431
CENTURY CABLEVISION HOLDINGS, LLC	50	833
CENTURY CABLEVISION HOLDINGS, LLC	3,291	109,708
CENTURY CAROLINA CORP.	31,117	416,590
CENTURY CAROLINA CORP. (DILLON)	19,030	299,633
CENTURY COLORADO SPRINGS PARTNERSHIP	118	4,728
CENTURY COLORADO SPRINGS PARTNERSHIP	2,983	81,660
CENTURY HUNTINGTON COMPANY	164,545	2,742,401
CENTURY ISLAND ASSOCIATES, INC.	600	7,796
CENTURY KANSAS CABLE TV CORP	15,876	210,279
CENTURY LYKENS CABLE	2,129	35,483
CENTURY MISSISSIPPI CORP.	34,504	492,912
CENTURY MOUNTAIN CORP.	780	26,005
CENTURY NORWICH CORP.	52,135	993,056
CENTURY NORWICH CORP.	62,869	1,047,824
CENTURY OHIO CABLE TELEVISION	2,232	29,759
CENTURY OHIO CABLE TV CORP	583	8,965
CENTURY OHIO TV CABLE CORP.	859	34,357
CENTURY VENTURE CORP.	30,737	1,024,544
CENTURY VIRGINIA CORP.	437	8,742
CENTURY WYOMING CABLE TV	101	2,019
CENTURY-TCI CA COMMUNICATIONS, L.P.	6,265	208,818
CENTURY-TCI CA COMMUNICATIONS, L.P.	4,537	151,236
CENTURY-TCI CA COMMUNICATIONS, L.P.	11,457	184,085
CENTURY-TCI CA COMMUNICATIONS, L.P.	21,231	353,842
CENTURY-TCI CA COMMUNICATIONS, L.P.	26,785	446,413
CENTURY-TCI CA COMMUNICATIONS, L.P.	77,505	1,291,755
CENTURY-TCI CA COMMUNICATIONS, L.P.	16,080	321,601
CENTURY-TCI CA COMMUNICATIONS, L.P.	45,261	952,873
CENTURY-TCI CA COMMUNICATIONS, L.P.	43,833	547,915
CENTURY-TCI CA COMMUNICATIONS, L.P.	1,372	17,307
CENTURY-TCI CA COMMUNICATIONS, L.P.	36,799	735,985
CENTURY-TCI CA COMMUNICATIONS, L.P.	176,669	1,766,694
CENTURY-TCI CA COMMUNICATIONS, LP	43	568
CHCF-B	237	—
CHELSEA COMMUNICATIONS, LLC	176	2,199
CHELSEA COMMUNICATIONS, LLC	4,537	64,808
CHELSEA COMMUNICATIONS, LLC	74,884	1,136,332

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 4 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CHELSEA COMMUNICATIONS, LLC	3,033	60,681
CITY OF ALAHAMBRA	1	14
CITY OF ARCADIA	6	117
CITY OF ASOTIN	—	1
CITY OF BALDWIN PARK	3	108
CITY OF BRAWLEY	—	13
CITY OF BURBANK	3	—
CITY OF CLAREMONT	9	157
CITY OF COLFAX	1	16
CITY OF COLTON	5	137
CITY OF CULVER CITY	1	11
CITY OF DESERT HOT SPRINGS	2	38
CITY OF DOWNEY	—	3
CITY OF EL MONTE	1	13
CITY OF ELK GROVE	—	7
CITY OF GLENDALE	—	6
CITY OF HAWTHORNE	—	4
CITY OF HOLTVILLE	—	5
CITY OF HUNTINGTON BEACH	—	4
CITY OF INDIO	—	1
CITY OF INGLEWOOD	1	9
CITY OF KALAMA	1	22
CITY OF KIRKLAND	—	1
CITY OF LA HABRA	18	306
CITY OF LONG BEACH	1	10
CITY OF LONG BEACH	8	154
CITY OF LONGVIEW	36	605
CITY OF LOS ANGELES	241	2,405
CITY OF MAMMOTH LAKE	—	—
CITY OF MORENO VALLEY	11	180
CITY OF NORWALK	1	27
CITY OF OAKLAND	—	5
CITY OF PALM SPRINGS	—	9
CITY OF PALOUSE	—	—
CITY OF PASADENA	1	12
CITY OF PICO RIVERA	4	75
CITY OF PLACENTIA	2	54
CITY OF POMEROY	—	2
CITY OF PULLMAN	6	79
CITY OF REDONDO BEACH	28	579

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 5 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF RIALTO	6	78
CITY OF RIVERSIDE	—	3
CITY OF SAN BERNARDINO	3	36
CITY OF SAN GABRIEL	—	3
CITY OF SAN LUIS OBISPO	—	—
CITY OF SANTA ANA	8	133
CITY OF SANTA MONICA	50	499
CITY OF SANTA ROSA	—	2
CITY OF SEAL BEACH	12	111
CITY OF SEATTLE	—	—
CITY OF SIERRA MADRE	3	51
CITY OF SPOKANE	—	1
CITY OF TOPPENISH	—	1
CITY OF TORRANCE	1	11
CITY OF VANCOUVER	1	18
CITY OF VENTURA	5	93
CITY OF WESTMINISTER	—	—
CITY OF WHITTIER	2	45
CMA CABLEVISION ASSOCIATES VII, L.P.	227	4,538
CMA CABLEVISION ASSOCIATES VII, L.P.	7,745	129,079
CMA CABLEVISION ASSOCIATES XI, L.P.	12	197
CMA CABLEVISION ASSOCIATES XI, L.P.	66	1,327
CMA CABLEVISION ASSOCIATES XI, L.P.	4,898	81,629
COMPTROLLER OF MARYLAND	507	10,140
COUNTY OF LOS ANGELES	61	1,224
COWLITZ CABLEVISION, INC.	6,609	110,143
COWLITZ CABLEVISION, INC.	22,424	373,737
COWLITZ CABLEVISION, INC.	3,049	39,596
EASTERN VIRGINIA CABLEVISION	18,805	94,023
EASTERN VIRGINIA CABLEVISION	248	4,969
FRONTIERVISION CABLE NEW ENGLAND, INC.	359	5,132
FRONTIERVISION OPERATING PARTNERS	5,121	102,419
FRONTIERVISION OPERATING PARTNERS	268,791	5,375,812
FRONTIERVISION OPERATING PARTNERS	32,134	459,046
FRONTIERVISION OPERATING PARTNERS	4,252	75,749
FRONTIERVISION OPERATING PARTNERS	110,770	3,694,314
FRONTIERVISION OPERATING PARTNERS 89-034419	34,862	525,356
FRONTIERVISION OPERATING PARTNERS 99-032417	1,505	21,506
FRONTIERVISION OPERATING PARTNERS, L.P.	16,753	279,213
FRONTIERVISION OPERATING PARTNERS, L.P.	696	9,946

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 6 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
FRONTIERVISION OPERATING PARTNERS, L.P.	239	3,979
FRONTIERVISION OPERATING PARTNERS, L.P.	33,495	558,699
FRONTIERVISION OPERATING PARTNERS, L.P.	2,244	37,398
FRONTIERVISION OPERATING PARTNERS, L.P.	64,871	816,504
GENESIS CABLE COMMUNICATIONS	3,763	71,023
GENESIS CABLE COMMUNICATIONS, LLC	5,059	35,162
GENESIS CABLE COMMUNICATIONS, LLC	4,106	58,659
GENESIS CABLE MANAGEMENT, INC.	62	1,032
GENESIS CABLE OF MISSISSIPPI	1,473	21,049
GLOBAL ACQUISITION PARTNERS, L.P.	15,767	157,674
GLOBAL ACQUISITION PARTNERS, L.P. (FR)	412	8,249
GLOBAL ACQUISITION PARTNERS, L.P. (LEX)	119	2,373
GLOBAL ACQUISITION PARTNERS, L.P. (WIN)	934	18,676
GS CABLE, LLC	12,238	244,742
HARRON CABLEVISION OF NH, INC.	67,011	957,301
ID USF	8	—
IMPERIAL VALLEY CABLEVISION	9,288	232,188
IMPERIAL VALLEY CABLEVISION	2,254	45,076
KALAMAZOO COUNTY CABLEVISION, INC.	200	3,990
KEY BISCAYNE CABLEVISION	31,569	212,016
KEY BISCAYNE CABLEVISION	1,657	23,667
KOOTENAI CABLE INC.	4,456	68,578
LAKE CHAMPLAIN CABLE TELEVISION	24,765	412,757
LOUISA CABLEVISION, INC.	26	530
MARTHA'S VINEYARD CABLEVISION, LP	534	10,677
MERCOM OF FLORIDA, INC.	15,025	136,969
MICKELSON MEDIA, INC.	37,324	299,433
MICKELSON MEDIA, INC.	482	8,040
MICKELSON MEDIA, INC.	1,451	20,082
MONUMENT COLORADO CABLEVISION, INC.	4	60
MOUNTAIN CABLE COMPANY	213,374	3,556,220
MOUNTAIN CABLE COMPANY, L.P.	9,153	130,764
MULTI-CHANNEL TV CABLE COMPANY	20,492	341,534
NATIONAL CABLE (BELLE GLADE)	650	9,999
NATIONAL CABLE (CLEWISTON)	317	4,532
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	464,684	3,193,607
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	17,468	267,459
NECA—TRS	2,601	—
NECA PAUSF	1,182	—
NECA VUSF	131	10,349

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 7 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
NEUSTAR; FIRST UNION BANK	562	—
NYS ESTIMATED CORPORATION TAX	61	16,124
NYS ESTIMATED CORPORATION TAX	951	38,050
OWENSBORO—BRUNSWICK, INC.	5	84
OWENSBORO ON THE AIR	1,863	31,049
OWENSBORO ON THE AIR, INC.	2,036	67,907
OWENSBORO-BRUNSWICK, INC.	7,575	126,255
PA DEPT. OF REVENUE	7,917	158,333
PARNASSOS, L.P.	5,348	65,097
PARNASSOS, L.P.	14,500	241,676
PARNASSOS, LP (ASHTABULA)	3,832	58,956
PARNASSOS, LP (LAKE)	5,435	86,505
PARNASSOS, LP (LORIAN, VERMILLION)	5,501	87,786
PERICLES COMMUNICATIONS CORPORATION	248	3,421
PSU	232	—
PULLMAN TV CABLE CO.	732	9,631
PULLMAN TV CABLE COMPANY	328	6,561
PULLMAN TV CABLE COMPANY	488	8,133
PULLMAN TV CABLE COMPANY	534	7,627
RENTAVISION OF BRUNSWICK, INC.	780	11,149
RICHMOND CABLE TELEVISION CORP.	6,922	115,373
ROBINSON/PLUM CABLEVISION, L.P.	13,260	159,205
SCRANTON CABLEVISION, INC.	26,578	856,125
SOUTHEAST FLORIDA CABLE, INC.	874,455	6,862,066
SOUTHEAST FLORIDA CABLE, INC.	24,380	375,084
SOUTHEAST FLORIDA CABLE, INC. (MARTIN)	9,722	161,313
SOUTHEAST FLORIDA CABLE, INC. (ST. LUCIE)	9,212	141,717
SOUTHWEST COLORADO CABLE INC.	1,046	23,240
SOUTHWEST COLORADO CABLE INC.	2	42
ST. LUCIE WEST CABLEVISION	922	14,177
STATE OF NEW HAMPSHIRE	648	9,251
SVHH CABLE ACQUISITION, L.P.	2,691	38,440
SVHH CABLE ACQUISITION, L.P.	341	6,818
SVHH CABLE ACQUISITION, L.P.	4,572	45,723
TELE-MEDIA COMPANY OF HOPEWELL/PRINCE GEO	46	917
TELE-MEDIA INVESTMENT PARTNERSHIP	174,178	1,207,680
TELE-MEDIA INVESTMENT PARTNERSHIP	4,031	67,180
TELESAT ACQUISITION, L.P.	224,452	1,572,520

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 8 of 8

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
TELESAT ACQUISITION, L.P. (CENTRAL)	8,751	127,746
TELESAT ACQUISITION, L.P. (CITRUS)	273	4,543
TELESAT ACQUISITION, L.P. (OSCEOLA)	370	1,727
TELESAT ACQUISITION, L.P. (WESTERN)	634	9,054
THREE RIVERS CABLE ASSOCIATES, L.P.	942	15,705
THREE RIVERS CABLE ASSOCIATES, L.P.	604	12,080
UCA, LLC	50,456	504,558
UCA, LLC	8,830	138,626
UCA, LLC	14,035	233,911
UCA, LLC	4,043	80,867
UCA, LLC	27,944	279,441
USAC	17,092	—
VALLEY VIDEO, INC.	98	1,183
VAN BUREN COUNTY CABLEVISION, INC.	891	12,729
WARRICK CABLEVISION, INC.	10,633	177,217
WELLSVILLE CABLEVISION, LLC	419	7,237
WEST BOCA ACQUISITION, L.P.	233,745	1,539,219
WEST BOCA ACQUISTION, L.P.	10,857	167,029
WILDERNESS CABLE COMPANY	11,927	198,786
YOUNG'S CABLE TV CORPORATION	903	12,901
YOUNG'S CABLE TV CORPORATION	30,498	508,296

Total	$6,992,093	$85,088,767

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 1 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2005

Payee	Amount Paid	Check Date
200 MINUTEMAN LIMITED	$7,405	07/18/05
APPLE TREE REALTY TRUST, INC.	2,170	07/12/05
BANKS COUNTY COLLECTOR	1,612	07/05/05
BEDFORD COUNTY COL	—	07/05/05
BLACKBURN CENTER, LLC	433	07/26/05
BOROUGH OF WEST HOMESTEAD	238	07/05/05
BUFFALO CITY	82,839	07/21/05
CAL & JOANNE FAMILY LTD PRTNRSP	200	07/22/05
CARROLL COUNTY COMMISSIONERS	13,757	07/21/05
CHELSEA TOWN TAX COLLECTOR	7,343	07/21/05
CITY OF AUBURN	10,924	07/27/05
CITY OF BUFFALO TREASURER	63,592	07/27/05
CITY OF CHARLOTTESVILLE	16	07/27/05
CITY OF NORTH ADAMS	15,093	07/21/05
CITY OF PETERSBURG TREASURER	13,708	07/01/05
CITY OF RICHMOND	6,722	07/01/05
CITY OF ROANOKE RAPIDS	5,278	07/27/05
CUMBERLAND FARMS, INC.	295	07/12/05
DARLINGTON COUNTY	350	07/21/05
DILLON COUNTY TREASURER	201	07/27/05
DORIS LAWTON	981	07/29/05
EASTLAKE COMMERCIAL	61	07/22/05
ESSEX TOWN TAX COLLECTOR	1,366	07/27/05
FORSYTH COUNTY TAX COLLECTOR	197	07/15/05
FORSYTH COUNTY TAX COLLECTOR	281	07/21/05
FREDERICK COUNTY	34,178	07/27/05
GALLATIN COUNTY COLLECTOR	189	07/26/05
GARRETT COUNTY TREASURER	260	07/27/05
GE CAPITAL	18,411	07/08/05
GE CAPITAL FLEET SERVICES	201	07/06/05
GLYNN CNTY. TAX COMMISSIONER	3,709	07/15/05
HANCOCK TOWN TAX COLLECTOR	300	07/27/05
IREDELL COUNTY TAX COLLECTOR	2,539	07/27/05
JEFFERSON COUNTY	—	07/27/05
JEFFERSON COUNTY TREASURER	5	07/27/05
LARRY SCHREDER	1,116	07/20/05
LAUREL REALTY COMPANY	7,370	07/20/05
LAWRENCE COUNTY OH	326	07/27/05
LEIGH REALTY OF FLORIDA, INC.	562	07/19/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 2 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2005

Payee	Amount Paid	Check Date
LICKING COUNTY TREASURER	1,407	07/05/05
LINCOLN COUNTY TREASURER	11,988	07/21/05
LOUDOUN COUNTY	5	07/27/05
MEDINA COUNTY	330	07/08/05
MICHAEL A AND JOHN GAST JR	4,925	07/26/05
PAULDING COUNTY TREASURER	26	07/05/05
PERDIEU/PETTY CASH	212	07/14/05
PIKE COUNTY COURTHOUSE	255	07/05/05
PLYMOUTH TOWN TAX	2,087	07/27/05
RITE AID CORORATION	256	07/22/05
RIVERSIDE COUNTY TREASURER	92	07/15/05
ROSS COUNTY TREASURER	200	07/01/05
ROWAN COUNTY	7,953	07/27/05
SALISBURY TOWN MA	1,632	07/27/05
SAN DIEGO COUNTY	13,443	07/01/05
SEYMOUR TOWN TAX	46,808	07/21/05
SHARPSBURG CITY TREASURER	521	07/12/05
SOUTH BRISTOL TOWN COLLECTOR	875	07/27/05
SPOTSYLVANIA COUNTY	3,516	07/27/05
SSD SYSTEMS	2	07/28/05
STARK TOWN TAX COLLECTOR	160	07/08/05
STRATFORD TOWN	61	07/05/05
TOWN OF AMESBURY	22,277	07/21/05
TOWN OF AMESBURY	2,265	07/29/05
TOWN OF BOURNE	11,441	07/21/05
TOWN OF CHARLESTOWN	1,179	07/08/05
TOWN OF DUXBURY	8,833	07/27/05
TOWN OF FRENCHVILLE	2,784	07/27/05
TOWN OF GREENE	19,484	07/27/05
TOWN OF KILLINGTON	20,741	07/27/05
TOWN OF KINGSTON	4,057	07/21/05
TOWN OF LIMINGTON	5,458	07/27/05
TOWN OF MARSHFIELD	12,714	07/21/05
TOWN OF MERRIMAC	1,615	07/21/05
TOWN OF OAK BLUFFS	1,334	07/21/05
TOWN OF PEMBROKE TAX COLLECTOR	9,556	07/21/05
TOWN OF PLYMOUTH	5,362	07/14/05
TOWN OF PLYMOUTH	20,565	07/21/05
TOWN OF ROCKINGHAM	7,271	07/21/05
TOWN OF ROCKLAND	1,467	07/21/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 3 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2005

Payee	Amount Paid	Check Date
TOWN OF SANDWICH	18,725	07/21/05
TOWN OF STARKSBORO	3,279	07/27/05
TOWN OF TISBURY	4,096	07/21/05
TSC, LC	435	07/26/05
TUSCARAWAS COUNTY	37	07/08/05
VILLAGE OF GOWANDA	3,531	07/01/05
VILLAGE OF SAXTONS RIVER	170	07/21/05
WALPOLE TOWN TAX COLLECTOR	3,734	07/05/05
WASHINGTON COUNTY	820	07/27/05
WATERBURY CITY COLLECTOR	29,311	07/27/05
TOTAL	623,523

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 1 of 6

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ADAIR COUNTY BOARD	Gross Receipts Tax	$5	07/21/05
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	176	07/14/05
ANDERSON COUNTY SCHOOL BOARD	Gross Receipts Tax	39	07/21/05
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	28	07/12/05
ASHLAND INDEPENDENT BOARD OF	Utility Tax	11,460	07/20/05
BARREN COUNTY BOARD	Gross Receipts Tax	3	07/21/05
BATH COUNTY SCHOOL DISTRICT	Utility Tax	1,199	07/20/05
BATH COUNTY SCHOOL DISTRICT	Gross Receipts Tax	21	07/21/05
BEREA INDEPENDENT SCHOOL DISTRICT	Utility Tax	2,390	07/20/05
BOARD OF EQUALIZATION	Gross Receipts Tax	105	07/18/05
BOARD OF EQUALIZATION	Sales Tax	25	07/27/05
BOARD OF EQUALIZATION	Sales Tax	47	07/29/05
BOURBON COUNTY SCHOOL	Utility Tax	614	07/20/05
BOURBON COUNTY SCHOOL	Gross Receipts Tax	23	07/21/05
BOYD COUNTY SCHOOL DISTRICT	Utility Tax	3,392	07/20/05
BOYD COUNTY SCHOOL DISTRICT	Gross Receipts Tax	9	07/21/05
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,525	07/20/05
BOYLE COUNTY SCHOOL DISTRICT	Gross Receipts Tax	46	07/21/05
BRACKEN COUNTY BOARD	Gross Receipts Tax	4	07/21/05
BREATHITT COUNTY SCHOOL	Utility Tax	993	07/20/05
BREATHITT COUNTY SCHOOL	Gross Receipts Tax	41	07/21/05
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	611	07/20/05
BRECKINRIDGE COUNTY TREASURER	Gross Receipts Tax	8	07/21/05
BURGIN EDUCATION BOARD	Utility Tax	318	07/20/05
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	45	07/20/05
CALIFORNIA HIGH COST FUND—A	Gross Receipts Tax	21	07/08/05
CALIFORNIA HIGH COST FUND-B	Sales Tax	377	07/08/05
CALIFORNIA TELECONNECT FUND	Sales Tax	23	07/08/05
CARTER COUNTY SCHOOL	Utility Tax	1,573	07/20/05
CARTER COUNTY SCHOOL	Gross Receipts Tax	19	07/21/05
CITY OF ARCADIA	Gross Receipts Tax	6	07/18/05
CITY OF BALDWIN PARK	Utility Tax	4,434	07/13/05
CITY OF BALDWIN PARK	Gross Receipts Tax	8	07/18/05
CITY OF BEAUMONT	Utility Tax	2,746	07/13/05
CITY OF BRAWLEY	Utility Tax	7,663	07/13/05
CITY OF CHARLOTTSVILLE	Utility Tax	50,686	07/12/05
CITY OF COLFAX	Gross Receipts Tax	5	07/08/05
CITY OF COLORADO SPRINGS	Sales Tax	86	07/12/05
CITY OF COLTON	Utility Tax	8,578	07/13/05
CITY OF CULVER CITY	Gross Receipts Tax	8	07/19/05
CITY OF FONTANA	Utility Tax	160	07/13/05
CITY OF HERMOSA BEACH	Utility Tax	21,174	07/13/05
CITY OF HOLTVILLE	Utility Tax	1,807	07/13/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 2 of 6

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF KALAMA	Gross Receipts Tax	10	07/18/05
CITY OF KELSO	Utility Tax	19,903	07/14/05
CITY OF KIRKLAND	Gross Receipts Tax	6	07/08/05
CITY OF LA HABRA	Utility Tax	26,824	07/13/05
CITY OF LA HABRA	Gross Receipts Tax	25	07/18/05
CITY OF LONG BEACH	Gross Receipts Tax	7	07/19/05
CITY OF LOS ANGELES	Gross Receipts Tax	413	07/18/05
CITY OF MORENO VALLEY	Utility Tax	54,478	07/13/05
CITY OF MORENO VALLEY	Gross Receipts Tax	19	07/18/05
CITY OF PALOUSE	Utility Tax	1,407	07/14/05
CITY OF PICO RIVERA	Utility Tax	9,143	07/13/05
CITY OF PICO RIVERA	Gross Receipts Tax	7	07/18/05
CITY OF PLACENTIA	Utility Tax	15,216	07/13/05
CITY OF PORT HUENEME	Utility Tax	9,167	07/13/05
CITY OF PULLMAN	Gross Receipts Tax	13	07/18/05
CITY OF REDONDO BEACH	Gross Receipts Tax	41	07/18/05
CITY OF REDONDO BEACH CA	Utility Tax	45,624	07/13/05
CITY OF RIALTO	Utility Tax	34,597	07/13/05
CITY OF RIALTO	Gross Receipts Tax	14	07/18/05
CITY OF RIVERSIDE	Gross Receipts Tax	9	07/18/05
CITY OF SAN BERNARDINO	Utility Tax	60,922	07/13/05
CITY OF SAN BERNARDINO	Gross Receipts Tax	5	07/18/05
CITY OF SAN BUENAVENTURA	Utility Tax	35,776	07/13/05
CITY OF SANTA ANA	Gross Receipts Tax	11	07/18/05
CITY OF SANTA MONICA	Utility Tax	144,825	07/11/05
CITY OF SANTA MONICA	Gross Receipts Tax	124	07/18/05
CITY OF SEAL BEACH	Gross Receipts Tax	13	07/18/05
CITY OF VANCOUVER	Gross Receipts Tax	10	07/18/05
CITY OF VENTURA	Gross Receipts Tax	7	07/18/05
CITY OF WAYNESBORO	Utility Tax	28,183	07/12/05
CITY OF WHITTIER	Gross Receipts Tax	6	07/18/05
CITY OF WINCHESTER	Sales Tax	957	07/13/05
CITY OF WINCHESTER	Utility Tax	15,894	07/13/05
CLAREMONT CITY TREASURER	Gross Receipts Tax	15	07/19/05
CLARK COUNTY SCHOOL	Gross Receipts Tax	102	07/21/05
CLOVERPORT BOARD OF EDUCATION	Utility Tax	222	07/20/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	18	07/12/05
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	229	07/15/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	916	07/15/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	3,114	07/20/05
COMPTROLLER OF MARYLAND	Sales Tax	1,572	07/14/05
COMPTROLLER OF MARYLAND	Sales Tax	17,747	07/21/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 3 of 6

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CONNECTICUT DEPT OF REVENUE	Sales Tax	354,674	07/29/05
COUNTY OF MONTGOMERY	Utility Tax	8,031	07/12/05
CUMBERLAND COUNTY TREASURER	Gross Receipts Tax	8	07/21/05
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,475	07/20/05
DAVIESS CO BOARD OF EDUCATION	Utility Tax	16,773	07/20/05
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	8	07/21/05
DEAF TRUST	Sales Tax	46	07/08/05
DEPT OF REVENUE	Sales Tax	291	07/18/05
ELLIOTT COUNTY SCHOOL	Utility Tax	218	07/20/05
ENGLEWOOD CITY TREASURER	Sales Tax	42	07/15/05
FAYETTE COUNTY BOARD OF	Gross Receipts Tax	32	07/21/05
FLEMING COUNTY SCHOOL DISTRICT	Gross Receipts Tax	17	07/21/05
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	26,496	07/20/05
FLORIDA DEPT OF REVENUE	Sales Tax	147,679	07/20/05
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,438,523	07/20/05
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	107	07/20/05
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	868	07/20/05
GARRARD COUNTY SCHOOL DISTRICT	Gross Receipts Tax	13	07/21/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	69	07/14/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	17,702	07/20/05
HANCOCK COUNTY BOARD OF	Utility Tax	657	07/20/05
HANCOCK COUNTY BOARD OF	Gross Receipts Tax	3	07/21/05
HARLAN COUNTY SCHOOL	Utility Tax	238	07/20/05
HARLAN COUNTY SCHOOL	Gross Receipts Tax	7	07/21/05
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,546	07/20/05
HARRISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	53	07/21/05
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,660	07/20/05
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,361	07/20/05
HENDERSON CO BOARD OF EDUCATION	Gross Receipts Tax	6	07/21/05
IDAHO STATE TAX COMMISSION	Sales Tax	5,863	07/14/05
IDAHO UNIVERSAL SERV	Gross Receipts Tax	17	07/14/05
INDIANA DEPT OF REVENUE	Sales Tax	2,006	07/14/05
INDIANA DEPT OF REVENUE	Sales Tax	27,372	07/20/05
JACKSON INDEPENDENT SCHOOLS	Utility Tax	473	07/20/05
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,663	07/20/05
JESSAMINE COUNTY TREASURER	Gross Receipts Tax	66	07/21/05
KANSAS DEPT OF REVENUE	Sales Tax	16,229	07/25/05
KENTUCKY REVENUE CABINET	Sales Tax	3,206	07/20/05
KENTUCKY STATE TREASURER	Sales Tax	57	07/12/05
KNOX COUNTY BOARD OF EDUCATION	Gross Receipts Tax	14	07/21/05
LAUREL COUNTY SCHOOL	Utility Tax	10,662	07/20/05
LAUREL COUNTY SCHOOL	Gross Receipts Tax	139	07/21/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 4 of 6

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
LEE COUNTY SCHOOL DISTRICT	Utility Tax	978	07/20/05
LEE COUNTY SCHOOL DISTRICT	Gross Receipts Tax	19	07/21/05
LESLIE COUNTY SCHOOL	Utility Tax	967	07/20/05
LETCHER COUNTY BOARD OF EDUCATION	Utility Tax	790	07/20/05
LETCHER COUNTY BOARD OF EDUCATION	Gross Receipts Tax	17	07/21/05
LEWIS COUNTY BOARD OF	Utility Tax	864	07/20/05
LEWIS COUNTY BOARD OF	Gross Receipts Tax	7	07/21/05
LEWIS COUNTY SCHOOL	Utility Tax	287	07/20/05
LINCOLN COUNTY BOARD OF EDUCATION	Utility Tax	1,258	07/20/05
LINCOLN COUNTY BOARD OF EDUCATION	Gross Receipts Tax	7	07/21/05
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	35	07/20/05
LOS ANGELES COUNT TREASURER	Gross Receipts Tax	101	07/18/05
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	15,486	07/20/05
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	15	07/21/05
MAINE REVENUE SERVICE	Sales Tax	6,128	07/15/05
MARION COUNTY SCHOOL	Utility Tax	2,797	07/20/05
MARION COUNTY SCHOOL	Gross Receipts Tax	37	07/21/05
MASS DEPT OF REVENUE	Sales Tax	7,664	07/21/05
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	637	07/20/05
MCLEAN COUNTY SCHOOL DISTRICT	Gross Receipts Tax	2	07/21/05
MENIFEE COUNTY SCHOOL	Utility Tax	400	07/20/05
MENIFEE COUNTY SCHOOL	Gross Receipts Tax	17	07/21/05
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,759	07/20/05
MERCER COUNTY SCHOOL DISTRICT	Gross Receipts Tax	96	07/21/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	36,852	07/14/05
MONTGOMERY COUNTY SCHOOL DISTRI	Gross Receipts Tax	52	07/21/05
MORGAN COUNTY SCHOOL	Utility Tax	473	07/20/05
MORGAN COUNTY SCHOOL	Gross Receipts Tax	11	07/21/05
NECA TRS	Federal USF	2,601	07/18/05
NECA VUSF	Gross Receipts Tax	186	07/14/05
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,354	07/20/05
NELSON COUNTY BOARD OF EDUCATIO	Gross Receipts Tax	11	07/21/05
NEUSTAR INC	Federal USF	459	07/18/05
NEW JERSEY SALES TAX	Sales Tax	454	07/20/05
NICHOLAS COUNTY SCHOOL	Utility Tax	678	07/20/05
NICHOLAS COUNTY SCHOOL	Gross Receipts Tax	24	07/21/05
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	326	07/14/05
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	20,282	07/20/05
NYS SALES TAX PROCESSING	Sales Tax	8,748	07/14/05
OFFICE OF REGULATORY	Gross Receipts Tax	232	07/14/05
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	23	07/20/05
OHIO COUNTY SCHOOL DISTRICT	Gross Receipts Tax	7	07/21/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 5 of 6

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
OKLAHOMA TAX COMMISSION	Sales Tax	455	07/11/05
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,558	07/20/05
OWSLEY COUNTY BOARD OF EDUCATION	Utility Tax	371	07/20/05
OWSLEY COUNTY BOARD OF EDUCATION	Gross Receipts Tax	12	07/21/05
PA DEPARTMENT OF REVENUE	Sales Tax	231,603	07/20/05
PA DEPT. OF REVENUE	Sales Tax	1,803	07/15/05
PARIS INDEPENDENT SCHOOLS	Utility Tax	3,013	07/20/05
PERRY COUNTY SCHOOL	Utility Tax	247	07/20/05
PETERSBURG CITY TREASURER	Sales Tax	19,076	07/12/05
POWELL COUNTY SCHOOL	Utility Tax	1,663	07/20/05
POWELL COUNTY SCHOOL	Gross Receipts Tax	9	07/21/05
ROCKCASTLE COUNTY SCHOOL	Utility Tax	913	07/20/05
ROCKCASTLE COUNTY SCHOOL	Gross Receipts Tax	6	07/21/05
ROWAN COUNTY SCHOOL DISTRICT	Gross Receipts Tax	69	07/21/05
RUSSELL INDEPENDENT	Utility Tax	6,836	07/20/05
SCOTT COUNTY SCHOOL	Utility Tax	8,325	07/20/05
SCOTT COUNTY SCHOOL	Gross Receipts Tax	50	07/21/05
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	54,145	07/20/05
STATE OF CONNECTICUT	Sales Tax	121	07/20/05
STATE OF MICHIGAN	Sales Tax	219	07/14/05
STATE OF NEW HAMPSHIRE	Utility Tax	113,683	07/11/05
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,073	07/14/05
TENNESSEE DEPT OF REVENUE	Sales Tax	933	07/14/05
TENNESSEE DEPT OF REVENUE	Sales Tax	65,405	07/20/05
TOWN OF ALBION	Utility Tax	308	07/14/05
TOWN OF BLACKSBURG	Utility Tax	12,759	07/12/05
TOWN OF MT CRESTED BUTTE	Utility Tax	1,053	07/12/05
TOWN OF SOUTH BOSTON	Utility Tax	4,639	07/12/05
TREASURER OF STATE OF OHIO	Sales Tax	166,463	07/21/05
TREASURER STATE OF OHIO	Sales Tax	15,010	07/14/05
TREASURER STATE OF OHIO	Sales Tax	6,398	07/15/05
UNION COUNTY SCHOOL DISTRICT	Utility Tax	3,025	07/20/05
UNION COUNTY SCHOOL DISTRICT	Gross Receipts Tax	13	07/21/05
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	240	07/08/05
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	17,092	07/29/05
VA DEPARTMENT OF TAXATION	Sales Tax	701	07/12/05
VA DEPARTMENT OF TAXATION	Sales Tax	3,779	07/14/05
VERMONT DEPT OF TAXES	Sales Tax	58,678	07/19/05
VERMONT DEPT OF TAXES	Sales Tax	302,631	07/20/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	2,168	07/12/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	4,483	07/13/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	6,102	07/14/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 6 of 6

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	925	07/20/05
WASHINGTON COUNTY BOARD OF EDU	Gross Receipts Tax	15	07/21/05
WASHINGTON DEPT OF REVENUE	Sales Tax	554	07/15/05
WASHINGTON DEPT OF REVENUE	Sales Tax	3,878	07/20/05
WEBSTER COUNTY BOARD OF	Utility Tax	636	07/20/05
WEBSTER COUNTY BOARD OF	Gross Receipts Tax	8	07/21/05
WEST VIRGINIA DEPT OF TAX & REV	Sales Tax	302,051	07/20/05
WOLFE COUNTY SCHOOL	Utility Tax	507	07/20/05
WOLFE COUNTY SCHOOL	Gross Receipts Tax	13	07/21/05
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,803	07/20/05
WOODFORD COUNTY BOARD OF ED	Gross Receipts Tax	44	07/21/05

Total		$6,302,167

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 1 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2005

Legal Entity	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$2,832,575
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	308
ACC OPERATIONS, INC.	081-02-41956	02-41956	473,794
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	364,351
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	—
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	1,036,355
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	5,891,252
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	676,316
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,048,224
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,239,845
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	23,100,937
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	2,903,862
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	580,051
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	619,605
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	734,402
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,174,321
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	192,862
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	948,434
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	302,070
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	209,967
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	2,336,760
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	86,637
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	59,512,506
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	2,756,557
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	3,876,913
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	15,273,396
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	79,566
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	308
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	3,374,918
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,568,937
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	163,546
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,754,337
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 2 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2005

Legal Entity	Account Number	Case Number	Disbursements
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,560,798
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	366
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	308
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	308
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	425
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	366
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	5,919,813
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	34,712
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	1,466,261
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	849
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	1,829
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	1,196
BADGER HOLDING CORP	081-02-41792	02-41792	308
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	304,089
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	1,040,505
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	366
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	1,229,157
CABLE SENTRY CORPORATION	081-02-41894	02-41894	58
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	205,655
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	308
CENTURY ALABAMA CORP	081-02-41889	02-41889	141,919
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	308
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	460,236
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	1,541
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	21,618,194
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	348,816
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,132,884
CENTURY CAROLINA CORP	081-02-41886	02-41886	535,991
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	171,803
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,698,884
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,825,184
CENTURY CULLMAN CORP	081-02-41888	02-41888	430,310

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 3 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2005

Legal Entity	Account Number	Case Number	Disbursements
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	450,602
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	366
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,018,941
CENTURY INDIANA CORP	081-02-41768	02-41768	250
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	308
CENTURY INVESTORS, INC.	081-02-41733	02-41733	308
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	28,843
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	308
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	154,067
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	152,169
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	746,334
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	365,671
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	144,959
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP	081-02-41881	02-41881	1,019,638
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	600,166
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	366
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	308
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	4,058
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	108,425
CENTURY VIRGINIA CORP	081-02-41796	02-41796	386,431
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	366
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	86,618
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	1,598
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	52,439,900
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	308
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	15,910
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	14,604,805
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	116
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	338,034
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	112,642
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	817,331

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 4 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2005

Legal Entity	Account Number	Case Number	Disbursements
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	308
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	308
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	759,310
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	8,235
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	308
FOP INDIANA, LP	081-02-41816	02-41816	212,536
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	2,259,714
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	999,133
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	308
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	308
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	308
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	308
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	832
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	308
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	29,971,406
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	1,007
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	483
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	5,497,964
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	308
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	3,947,715
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	1,922,626
HUNTINGTON CATV, INC.	081-02-41765	02-41765	116
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	793,524
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	408
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	142,763
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,567,312
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	237,657
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	31,196
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	307,446
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	58,689
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	456,551
MICKELSON MEDIA, INC.	081-02-41782	02-41782	139,531
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	250
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	171,750

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 5 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2005

Legal Entity	Account Number	Case Number	Disbursements
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	3,101
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	4,192,205
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	556,537
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,755,332
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	7,875,230
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	308
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,832
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	675
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	3,591,601
PAGE TIME, INC.	081-02-41839	02-41839	1,947
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	983
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	282,112
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	19,807,650
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	760
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	603,258
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	350,171
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	78,208
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	539,132
S/T CABLE CORPORATION	081-02-41791	02-41791	308
SABRES, INC.	081-02-41838	02-41838	308
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	2,134,702
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	116
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	15,973,825
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	167,784
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	775,732
STAR CABLE INC.	081-02-41787	02-41787	308
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	125,601
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	1,278,125
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	319,488
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	1,103,500
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 6 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2005

Legal Entity	Account Number	Case Number	Disbursements
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,241,247
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	308
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	250
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	933,312
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	308
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	10,366
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	869
UCA LLC	081-02-41834	02-41834	10,953,560
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	366
VALLEY VIDEO, INC.	081-02-41870	02-41870	135,365
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	165,473
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	180,443
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	344,503
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,429,092
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	128,305
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	297,119
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,110,566

Total			$388,791,022

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 1 of 2

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474763; 109864833; 341016; 341017	05/16/05-05/16/06
Commercial General Liability	AIG (American Home Assurance Co)	5741722	05/16/05-05/16/06
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA-2713236 VA-2713235	05/16/05-05/16/06
All other states - 2713234
Excess Automobile Liability	AIG (Lexington)	All States - 1507622	05/16/05 - 05/16/06
Worker's Compensation	AIG (New Hampshire Ins. Co., American International South Insurance Co., and Ins. Co. of the State of PA)	All states except monopolistic policy numbers 6690514; 6609515; 6609516; 6609517	05/16/05 - 05/16/06
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575/989582	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHR073190	10/15/04 - 10/15/05
Employment Practices Liability	AXIS Reinsurance Co.	RBN505212	03/18/05 - 03/18/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 2 of 2

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-02	11/01/04 - 11/01/05
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411602	05/16/05 - 05/16/06
Excess Umbrella Liability	XL, St. Paul	US00006683L105A, Q16400088	05/16/05 - 05/16/06
Special Crime	Liberty Insurance Underwriters	180933013	12/19/04 - 12/31/05
New York Disability	Cigna	NYD 074487	07/01/04 - 12/31/05
Pollution Liability	Quanta Specialty Lines Insurance Company	On-site coverage (2000265) Off-site coverage(2000266)	01/01/05 - 01/01/06
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/04 - 12/31/05
Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU04A4702	12/31/04-12/31/05
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03-12/31/05 (Extension of 12/31/00-12/31/03 policy)
Excess Directors & Officers Liability	AIG (National Union Fire Insurance Co.). Hartford (Twin City Fire Ins. Co.) Axis Reinsurance Co. Old Republic Insurance Co.	To Be Determined To Be Determined To Be Determined To Be Determined	12/31/04 - 12/31/05 12/31/04 - 12/31/05 12/31/04 - 12/31/05 12/31/04 - 12/31/05
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	CRP-5339123	05/16/05 - 05/16/06
Technology &Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05 - 04/01/06

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

QuickLinks

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED BALANCE SHEET (Dollars in thousands, except share data)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Summary
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule I Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended July 31, 2005
Court Reporting schedules for Payroll Taxes Paid for the Month Ended July 31, 2005
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended July 31, 2005
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2005
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended July 31, 2005
Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2005
Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2005
Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2005
Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2005
Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2005
Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2005
Court Reporting schedules for Insurance Coverage
Court Reporting schedules for Insurance Coverage